Exhibit 10.20

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTION VERSION

CO-PROMOTION AGREEMENT

by and between

ZOGENIX, INC.

and

ASTELLAS PHARMA US, INC.

Dated as of July 31, 2009

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 15.14 Relationship Between Parties	66

Schedules:

Schedule – Primary Specialty Classifications of Professionals in the Astellas Segment
Schedule – Post-Effective Date Expenses
Schedule – Primary Specialty Classifications of Neurologist Professionals in the Zogenix Segment

CO-PROMOTION AGREEMENT

This Co-Promotion Agreement (this “Agreement”) is made as of July 31, 2009 (the “Effective Date”), by and between Zogenix, Inc., a Delaware corporation (“Zogenix”), and Astellas Pharma US, Inc., a Delaware corporation (“Astellas”). Each of Zogenix and Astellas is referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Zogenix desires to collaborate with Astellas in the promotion and marketing of the Product in the Territory (each as defined below), and Astellas desires to collaborate with Zogenix with respect to such promotion and marketing, all in accordance with the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the Parties hereto intending to be legally bound hereby agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

Section 1.1 “3PL” has the meaning set forth in Section 6.3(b)(ii).

Section 1.2 “A&P Expenses” means Post-Effective Date costs and expenses paid by a Party (or any of its Affiliates) to a Third Party in connection with the marketing, advertising and Promotion of the Product, including costs and expenses with respect to: [***] in a Base Brand A&P Budget in accordance with Article III. Notwithstanding the foregoing, “A&P Expenses” shall not include Excluded Expenses.

Section 1.3 “Act” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. 301, et. seq., as it may be amended from time to time, and the rules, regulations, and requirements promulgated or issued thereunder.

Section 1.4 “Adverse Drug Experience” means any “adverse drug experience” as defined or contemplated by 21 C.F.R. 312.32 or 314.80, as may be amended from time to time, associated with the use of the Product.

Section 1.5 “Adverse Drug Experience Report” means any oral, written or electronic report of any Adverse Drug Experience transmitted to any Person.

Section 1.6 “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 1.7 “Agreement” has the meaning set forth in the preamble to this Agreement.

Section 1.8 “Agreement Month” means each calendar month during the Term (including any partial calendar month in the case of the first and last calendar months of the Term).

Section 1.9 “Agreement Quarter” means the Initial Agreement Quarter, and each successive calendar quarter during the Term after the Initial Agreement Quarter (including any partial calendar quarter in the case of the last calendar quarter during the Term).

Section 1.10 “Agreement Year” means each calendar year during the Term (including any partial calendar year in the case of the first and last calendar years of the Term).

Section 1.11 “Alliance Manager” has the meaning set forth in Section 3.8.

Section 1.12 “Allocated A&P Expenses” means those A&P Expenses designated as such in the Base Brand A&P Budget and allocated between the Parties as set forth in the Base Brand A&P Budget based on [***], including, to the extent designated as Allocated A&P Expenses, (a) A&P Expenses for [***] and (b) A&P Expenses for [***].

Section 1.13 “Astellas” has the meaning set forth in the Preamble to this Agreement.

Section 1.14 “Astellas Compliance Materials” has the meaning set forth in Section 5.3(a).

Section 1.15 “Astellas [***]” has the meaning set forth in Section 4.1(a).

Section 1.16 “Astellas Net Sales” means, with respect to a particular calendar month, the product of (a) the Astellas Segment Dispensed Units for such calendar month, multiplied by (b) the Net Selling Price for that calendar month.

Section 1.17 “Astellas Promotional Effort” has the meaning set forth in Section 4.1(a).

Section 1.18 “Astellas Sales Force” means the field force of Sales Representatives employed or contracted by Astellas.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 1.19 “Astellas Segment” means Professionals in the Territory with the primary classifications set forth on Schedule 1.19.

Section 1.20 “Astellas Segment Dispensed Units” means, with respect to a particular calendar month, the number of [***] as measured by the third party national audit by Wolters Kluwer (or such other Third Party data source as the Parties may agree from time to time), excluding [***] (as agreed upon in the Base Brand A&P Budget). By way of clarification, as of the Effective Date, such number of [***] is described as [***] data in the third party national audit by Wolters Kluwer (and, for clarity, such number, as of the Effective Date, excludes [***] such audit).

Section 1.21 “Astellas Trademarks” means those Trademarks owned or Controlled by Astellas or its Affiliates and identified in a Trademark Consent.

Section 1.22 “Back Order Events” has the meaning set forth in Section 6.3(c).

Section 1.23 “Base Brand A&P Budget” means the detailed budget developed in connection with each Commercial Plan setting forth the level of spending with respect to A&P Expenses for which each Party shall be responsible pursuant to this Agreement. The Initial Base Brand A&P Budget has been exchanged in connection with the execution of this Agreement and is made binding hereunder.

Section 1.24 “Business Day” shall mean a day other than a Saturday or Sunday on which banking institutions in California and Illinois are open for business.

Section 1.25 “Call Plan” means, with respect to the applicable period, the planning document, in a mutually agreed upon format, proposed by the JPT and approved by the JSC, identifying Jointly Called On Physicians and setting forth call frequency objectives for such Professionals, and identifying Professionals in the Astellas Segment that Astellas does not intend to call upon during the applicable period and with respect to which the Zogenix Sales Force shall have the right to make calls.

Section 1.26 “cGMP” shall mean “current Good Manufacturing Practices” as such term is defined from time to time by the FDA or other relevant Governmental Authority having jurisdiction over the manufacture or sale of the Product pursuant to its regulations, guidelines or otherwise.

Section 1.27 “Claim” has the meaning set forth in Section 11.1(a).

Section 1.28 “Co-Funded A&P Expenses” has the meaning set forth in Section 7.2.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 1.29 “Co-Funded Medical Affairs Expenses” has the meaning set forth in Section 7.3.

Section 1.30 “Co-Funded Phase IV Expenses” has the meaning set forth in Section 7.4.

Section 1.31 “Co-P2 Detail” means a Detail in which the promotional message involving the Product receives [***] during the contact and [***] during the contact, and with respect to which [***] of Incentive Compensation of the applicable Sales Representative as applied to the Product is [***].

Section 1.32 “Commercial Plan” means the planning document, in a mutually agreed upon format, setting forth brand objectives, strategic initiatives, and tactical activities related to the Promotion of the Product in the Territory. The Initial Commercial Plan has been exchanged in connection with the execution of this Agreement and is made binding hereunder.

Section 1.33 “Commercial Officers” means the designated commercial heads of Zogenix and Astellas (or their respective Affiliates), who may be the Chief Executive Officer, Chief Operating Officer, Chief Commercial Officer, Executive Vice President/Senior Vice President of Sales and Marketing, Vice President of Marketing, Vice President of Sales, or Executive Vice President/Senior Vice President of Commercial (or, if there is no such officer, such other executive or senior officer of the Party or an Affiliate designated by the Chief Executive Officer of the Party); provided that [***] may be a member of a Committee except [***]

Section 1.34 “Competing Activities” has the meaning set forth in Section 2.3.

Section 1.35 “Compliance Materials” has the meaning set forth in Section 5.3(b).

Section 1.36 “Compliance Records” has the meaning set forth in Section 7.9(a)(i).

Section 1.37 “Components” means any Product in-process materials, including actuator assemblies.

Section 1.38 “Confidentiality Agreement” means that certain Confidentiality Agreement between Zogenix and Astellas US LLC dated August 18, 2008.

Section 1.39 “Control” or “Controlled” means, with respect to patents, know-how, data, information, or other intellectual property rights of any kind, the possession by a Person of the ability to grant a license or sublicense in and to such rights without violating the terms of any agreement or arrangement between such Person and any other Person.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 1.40 “DDMAC” means the FDA’s Division of Drug Marketing, Advertising and Communications, or any successor Governmental Authority performing comparable functions in the Territory.

Section 1.41 “Deductions” means, with respect to a particular calendar month, the following deductions paid, incurred or accrued, applied in a consistent manner and (as applicable) calculated in accordance with GAAP (consistently applied): [***]

Section 1.42 “Demand Unit” means, with respect to a particular period, the number of [***] as measured by the third party national audit by Wolters Kluwer (or such other Third Party data source as the Parties may agree from time to time), excluding [***] (as agreed upon in the Base Brand A&P Budget). By way of clarification, as of the Effective Date, such number of [***] is described as [***] data in the third party national audit by Wolters Kluwer (and, for clarity, such number, as of the Effective Date, excludes [***] such audit).

Section 1.43 “Detail” means an in-person, face-to-face sales presentation of the Product made by a Sales Representative to a Professional, including a P1 Detail, a P2 Detail, or a Co-P2 Detail.

Section 1.44 “Development Officers” means the designated lead development heads of Zogenix and Astellas (or their respective Affiliates), who may be the Chief Development Officer or Executive Vice President/Senior Vice President of Development or Research and Development (or, if there is no such officer, such other executive officer or senior officer of the Party or an Affiliate designated by the Chief Executive Officer of the Party).

Section 1.45 “Effective Date” has the meaning set forth in the preamble to this Agreement.

Section 1.46 “Enforcement Action” has the meaning set forth in Section 10.3(b).

Section 1.47 “Excluded Expenses” means costs and expenses paid by a Party (or any of its Affiliates) in connection with: [***]

Section 1.48 “Expense Records” has the meaning set forth in Section 7.9(a)(iv).

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 1.49 “FDA” means the United States Food and Drug Administration or any successor agency performing comparable functions in the Territory.

Section 1.50 “Final Astellas Promotional Period” has the meaning set forth in Section 7.8.

Section 1.51 “Force Majeure Event” has the meaning set forth in Section 15.8(a).

Section 1.52 “GAAP” means generally accepted accounting principles as applied in the United States.

Section 1.53 “Generic Drug Act” has the meaning set forth in Section 9.1(h).

Section 1.54 “Governmental Authority” means any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or any supranational organization of which any such country is a member, which has competent and binding authority to decide, mandate, regulate, enforce, or otherwise control the activities of the Parties contemplated by this Agreement.

Section 1.55 “Health Care Provider” means any “health care provider,” as that term is used in the PhRMA Code.

Section 1.56 “Hospital Segment” means the non-federal hospital setting outside of Emergency Medicine.

Section 1.57 “Incentive Compensation” means, with respect to a Sales Representative and the Product, the variable, periodic target compensation [***] to which the Sales Representative becomes eligible based on the performance by such Sales Representative.

Section 1.58 “Indemnified Party” has the meaning set forth in Section 11.1(a).

Section 1.59 “Indemnified Person” has the meaning set forth in Section 11.1(a).

Section 1.60 “Indemnifying Party” has the meaning set forth in Section 11.1(a).

Section 1.61 “Initial Agreement Quarter” means the period commencing on the Effective Date and ending on September 30, 2009.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 1.62 “Initial Base Brand A&P Budget” means the first Base Brand A&P Budget under this Agreement, which Base Brand A&P Budget shall cover the period commencing on the Effective Date and ending on [***] shall set forth a preliminary budget, including [***], for the period commencing on [***] (such preliminary budget for [***], the “Preliminary 2010 Budget”).

Section 1.63 “Initial Commercial Plan” means the first Commercial Plan under this Agreement, which Commercial Plan shall cover the activities to be conducted and the expenses for which each Party shall be responsible during the Launch Period. The Initial Commercial Plan shall include the Initial Base Brand A&P Budget.

Section 1.64 “Initial Period” has the meaning set forth in Section 4.7(a).

Section 1.65 “Initial Sales Force Training Program” has the meaning set forth in 4.5(d).

Section 1.66 “Initial Sample Forecast” has the meaning set forth in Section 6.2(c).

Section 1.67 “Initial Term” has the meaning set forth in Section 8.1(a).

Section 1.68 “Initial Volume Forecast” has the meaning set forth in Section 6.2(b).

Section 1.69 “JAMS” has the meaning set forth in Section 15.1.

Section 1.70 “Jointly Called On Physicians” means Professionals to whom both Zogenix and Astellas may direct Details in accordance with the Call Plan, which Professionals shall consist of (a) in the case of Zogenix, [***], and (b) in the case of Astellas, [***].

Section 1.71 “JMT” has the meaning set forth in Section 3.1.

Section 1.72 “JPRC” has the meaning set forth in Section 3.1.

Section 1.73 “JPT” has the meaning set forth in Section 3.1.

Section 1.74 “JSC” has the meaning set forth in Section 3.1.

Section 1.75 “Launch” means the first commercial sale of the Product in the Territory to a Third Party once all Regulatory Approvals have been obtained.

Section 1.76 “Launch Period” has the meaning set forth in Section 4.1(b).

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 1.77 “Legal Requirements” means (a) the American Medical Association Guidelines on Gifts to Physicians from Industry, (b) the PhRMA Code, (c) the Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers, dated April, 2003, (d) the Act, the Generic Drug Act, the PDMA, the FDA’s applicable regulations and guidelines concerning the advertising of prescription drug products, and DDMAC’s applicable promotional guidelines, and (e) all federal, state and local laws, and the rules, regulations, guidances, guidelines and requirements of all Governmental Authorities in effect from time to time applicable to the manufacture, Promotion, distribution, warehousing, handling, and sale of the Product (including Samples) in the Territory, including those governing price reporting, reimbursement, monetary disclosure, anti-kickback matters, false claims, and equal employment and non-discrimination.

Section 1.78 “Letter Agreement” has the meaning set forth in Section 15.4.

Section 1.79 “Loss” has the meaning set forth in Section 11.1(a).

Section 1.80 “[***] Threshold” has the meaning set forth in Section 8.2(c)(ii).

Section 1.81 “[***] Threshold” has the meaning set forth in Section 8.2(c)(ii).

Section 1.82 “[***]” means, with respect to a particular period, the Astellas [***] or the Zogenix [***], as applicable.

Section 1.83 “NDA” means the “new drug application” (as such term is used under the Act) with respect to the Product with reference number 22-239 that was submitted by Zogenix to the FDA on December 28, 2007 and approved by the FDA on July 15, 2009, and all subsequent submissions, supplements, and amendments thereto.

Section 1.84 “Net Sales” means, with respect to a particular [***], the gross invoiced sales of Product to a Third Party in the Territory for that [***], less the Deductions for that [***].

Section 1.85 “Net Selling Price” means, with respect to a particular [***], the quotient of (a) the Net Sales for such [***], divided by (b) the number of Territory Invoiced Units for such [***], provided that with respect to any [***] for which there are no Territory Invoiced Units, the Net Selling Price for such [***] shall be equal to the Net Selling Price for the most recent preceding [***] in which there were Territory Invoiced Units.

Section 1.86 “Net Sales Records” has the meaning set forth in Section 7.9(a)(vi).

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 1.87 “Option Exercise Period” has the meaning set forth in Section 8.1(b).

Section 1.88 “Option Payment” has the meaning set forth in Section 8.1(b).

Section 1.89 “Order” means any award, decision, injunction, judgment, decree, order, ruling, or verdict entered, issued, made, or rendered by any Governmental Authority or by any arbitrator.

Section 1.90 “P1 Detail” means a Detail in which the promotional message involving the Product is the principal topic of discussion during the contact, regardless of the Incentive Compensation of the Sales Representative who performs the Detail.

Section 1.91 “P2 Detail” means a Detail in which the promotional message involving the Product is emphasized more than any other product during the contact, except for the product in the P1 Detail, regardless of the Incentive Compensation of the Sales Representative who performs the Detail.

Section 1.92 “Paragraph IV Notice” has the meaning set forth in Section 10.3(a).

Section 1.93 “PDMA” means the Prescription Drug Marketing Act, as amended, and the rules and regulations promulgated thereunder.

Section 1.94 “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.

Section 1.95 “Phase IV Clinical Studies” means all post-Regulatory Approval clinical studies conducted with the Product, including studies to evaluate effectiveness or impact on patient’s quality of life, to monitor safety, or to fulfill post-Regulatory Approval requirements of a Governmental Authority.

Section 1.96 “PhRMA Code” means the PhRMA Code on Interactions with Healthcare Professionals (revised as of July 2008 and as may be further revised from time to time).

Section 1.97 “PIR” or “Product Information Request” has the meaning set forth in Section 4.9.

Section 1.98 “Post-Effective Date” means, with respect to costs and expenses, only those costs and expenses incurred by a Party (a) after the Effective Date, or (b) prior to the Effective Date and listed on Schedule 1.98.

Section 1.99 “Primary Detail Equivalent” means a primary Detail equivalent for the Product equal to [***], [***], or [***]. For the avoidance of doubt, Details that are not P1 Details, P2 Details, or Co-P2 Details [***].

Section 1.100 “Product” means Sumavel DosePro needle-free delivery system (sumatriptan injection 6mg/0.5mL), or such other formulations or dosage strengths of such product deemed to be a Product in accordance with Section 2.6.

Section 1.101 “Product Complaint” means any written, electronic, or verbal communication that alleges deficiencies related to the identity, quality, durability, reliability, effectiveness, or performance of the Product after the Product is released for distribution.

Section 1.102 “Product Website” has the meaning set forth in Section 4.11.

Section 1.103 “Professional” means a physician or other health care practitioner who is permitted by law to prescribe the Product.

Section 1.104 “Promote,” “Promotional” and “Promotion” mean those activities normally undertaken by a pharmaceutical company to encourage sales or appropriate use of a product, including details, product sampling, detail aids, coupons, discount cards, journal advertising, direct mail programs, direct-to-consumer advertising, convention exhibits and other forms of marketing, advertising, public relations or promotion.

Section 1.105 “Promotion Commencement Date” means the date that is the [***] of (i) the date that [***], and (ii) the [***] (x) [***], and (y) [***].

Section 1.106 “Promotion Records” has the meaning set forth in Section 7.9(a)(ii).

Section 1.107 “Promotional Effort Reinstatement Date” has the meaning set forth in Section 4.1(e).

Section 1.108 “Promotional Materials” has the meaning set forth in Section 4.6(a).

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 1.109 “Proprietary Information” means any proprietary or confidential information communicated by or on behalf of one Party (or any of its Affiliates) to the other Party (or any of its Affiliates) in connection or relating to this Agreement (including discussions and negotiations relating hereto), whether communicated prior to, on, or following the Effective Date, including the Technology and financial, marketing, business, technical and scientific information or data, information related to a Party’s compensation of its Sales Representatives, information contained within any Commercial Plan or Base Brand A&P Budget, and the information exchanged pursuant to this Agreement, whether communicated in writing, orally or electronically. For the avoidance of doubt, the commercial data and information generated by each Party in connection with its activities under this Agreement are the Proprietary Information of that Party, the terms of this Agreement are the Proprietary Information of both Parties, and training materials provided by Astellas to Zogenix are the Proprietary Information of Astellas (in each case, subject to the exceptions below). Proprietary Information shall not include information that the receiving Party can show through written documentation:

(a) at the time of disclosure, is publicly known;

(b) after the time of disclosure, becomes part of the public domain, except by breach of an agreement between the disclosing Party or any Affiliate thereof and the receiving Party or any Affiliate thereof;

(c) is or was in the possession of the receiving Party or any Affiliate thereof at the time of disclosure by the disclosing Party and was not acquired directly or indirectly from the disclosing Party or any Affiliate thereof or from any Third Party under an agreement of confidentiality to the disclosing Party or any Affiliate thereof; and

(d) is or was developed by the receiving Party or its Affiliates without use of or reference to the other Party’s Proprietary Information.

Section 1.110 “Quarterly Expense Share” has the meaning set forth in Section 7.6.

Section 1.111 “Regulatory Approval” means any and all consents or other authorizations or approvals required from a Governmental Authority to market and sell the Product in the Territory.

Section 1.112 “Royalty Payments” has the meaning set forth in Section 8.4(b).

Section 1.113 “Safety Stock” means (a) with respect to each [***], a quantity of the Product equal to the [***] of the Product [***] prior to such [***]; and (b) with respect to each [***], the quantity of the Product for [***]; which Product, in each case, ((a) and (b)), to qualify as Safety Stock during such month (x) shall [***], (y) must meet [***], and (z) has [***].

Section 1.114 “Sales Force” means the Astellas Sales Force or the Zogenix Sales Force, as the case may be.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 1.115 “Sales Representatives” means sales representatives employed by Astellas or Zogenix, or employed or contracted by a Third Party contracted by Astellas or Zogenix to provide sales representatives, to Detail the Product, who have been trained and equipped to Detail the Product in accordance with this Agreement.

Section 1.116 “Sample Forecast” has the meaning set forth in Section 6.2(d).

Section 1.117 “Sample Order” means a written purchase order in a form reasonably acceptable to Zogenix that sets forth, with respect to the period covered thereby, (a) the quantities of Samples to be delivered by Zogenix to Astellas and (b) the required delivery dates therefor.

Section 1.118 “Samples” has the meaning set forth in Section 6.5(a).

Section 1.119 “Selected Deductions” means all Deductions other than those described in Section 1.41(d).

Section 1.120 “Serious Adverse Drug Experience” means any “serious adverse drug experience” as defined or contemplated by 21 C.F.R. 312.32 or 314.80, as may be amended from time to time, associated with use of the Product.

Section 1.121 “Serious Adverse Drug Experience Report” means any Adverse Drug Experience Report that involves a Serious Adverse Drug Experience.

Section 1.122 “Service Fee” has the meaning set forth in Section 7.7(a).

Section 1.123 “Shared A&P Expenses” means A&P Expenses, other than Allocated A&P Expenses.

Section 1.124 “Specialty Level Data” means national data provided by Wolters Kluwer (or such other Third Party data providers as the Parties may agree from time to time) that measures Units dispensed with respect to specialties in the applicable segment in the Territory during a specified time period.

Section 1.125 “Subsequent Plan Period” has the meaning set forth in Section 4.7(a).

Section 1.126 “Tail Payment” has the meaning set forth in Section 7.8.

Section 1.127 “Technology” means all pharmacological, toxicological, preclinical, clinical, technical or other similar information, data and analysis and know-how relating to the Product or the manufacture thereof and all proprietary rights relating thereto owned or otherwise Controlled by Zogenix or its Affiliates; provided that, for clarity, commercial data and information generated by or for Astellas hereunder shall not constitute Technology.

Section 1.128 “Term” means the Initial Term and any extension period following exercise of the Term Extension Option.

Section 1.129 “Term Extension Option” has the meaning set forth in Section 8.1(b).

Section 1.130 “Territory” means the United States, excluding Puerto Rico and the other territories and possessions of the United States.

Section 1.131 “Territory Invoiced Units” means, with respect to a particular [***], the number of Units invoiced by or on behalf of Zogenix to Third Parties in the Territory.

Section 1.132 “Third Party” means any Person other than Astellas or Zogenix or their respective Affiliates.

Section 1.133 “Timely Supply” means (a) with respect to [***], the delivery by Zogenix of such Samples by [***], and (b) with respect to [***] the delivery by Zogenix of such Product [***].

Section 1.134 “Trade Demand” means, with respect to any period, the aggregate number of Units ordered for delivery by Zogenix during such period by Third Party wholesalers, other distributors, and retailers in the Territory.

Section 1.135 “Trademark” means any trademark, trade dress, service mark, trade name, brand name, corporate name, logo, business symbol, or any other source identifying word, slogan, symbol or design, or any combination thereof, whether registered or unregistered, or any registration and application therefor or any renewal of such registration.

Section 1.136 “Trademark Consent” has the meaning set forth in Section 4.10(b).

Section 1.137 “Training Records” has the meaning set forth in Section 7.9(a)(iii).

Section 1.138 “Unit” means a single dose of Product.

Section 1.139 “United States Bankruptcy Code” means the U.S. Bankruptcy Code, 11 U.S.C. §§ 101, et seq.

Section 1.140 “Vacancy” means, with respect to a Sales Force, a vacancy in the position of a Sales Representative included or contemplated to be included in the Sales Force or other sustained unavailability of such a Sales Representative to Detail the Product during the relevant period.

Section 1.141 “Volume Forecast” has the meaning set forth in Section 6.2(b).

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 1.142 “Volume Records” has the meaning set forth in Section 7.9(a)(v).

Section 1.143 “WAC” means wholesale acquisition cost as published by Zogenix in national price compendia.

Section 1.144 “Zogenix” has the meaning set forth in the preamble to this Agreement.

Section 1.145 “Zogenix Change of Control” shall occur when:

(a) any person or “group” (as such terms are defined below) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of capital stock or other interests of Zogenix then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers, or similar supervisory positions (“Voting Stock”) of Zogenix representing [***] or more of the total voting power of all outstanding classes of Voting Stock of Zogenix;

(b) Zogenix enters into a merger, consolidation, or similar transaction with another Person (whether or not Zogenix is the surviving entity) and as a result of such merger, consolidation, or similar transaction the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of Zogenix immediately prior to such transaction do not beneficially own, directly or indirectly, shares of Voting Stock of the surviving Person representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person, other than a merger, consolidation, or similar transaction with another Person in which more than [***] of the individuals with a vice president or more senior title with Zogenix prior to such merger, consolidation, or similar transaction remain with the surviving Person;

(c) Zogenix sells or transfers to any Third Party, in one or more related transactions, properties or assets representing all or substantially all of Zogenix’s assets; or

(d) the holders of capital stock of Zogenix approve a plan or proposal for the liquidation or dissolution of Zogenix.

For the purpose of this definition of Zogenix Change of Control, (A) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the United States Securities Exchange Act of 1934, (B) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the United States Securities Exchange Act of 1934, and (C) the term “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.”

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 1.146 “Zogenix Compliance Materials” has the meaning set forth in Section 5.3(b).

Section 1.147 “Zogenix [***]” means, with respect to a particular period, the obligations set forth in Section 4.2(a).

Section 1.148 “Zogenix Promotional Effort” has the meaning set forth in Section 4.2(a).

Section 1.149 “Zogenix Sales Force” means the field force of Sales Representatives employed or contracted by Zogenix.

Section 1.150 “Zogenix Segment” means (a) Professionals in the Territory with a primary classification of Neurologist as set forth on Schedule 1.150 and (b) such other Professionals in the Territory as are not included in the Astellas Segment. Such classification shall be made pursuant to a mutually agreed upon source.

Section 1.151 “Zogenix Supply Failure” shall occur if, in any [***], Zogenix [***], the lesser of (a) [***], or (b) [***] as specified in [***].

Section 1.152 “Zogenix Trademarks” means the Trademarks consisting of (a) Sumavel™, for which Zogenix has sought registration for in the United States Patent and Trademark Office, (b) DosePro™, for which Zogenix has sought registration for in the United States Patent and Trademark Office, (c) Zogenix®, and (d) such other Trademarks owned or Controlled by Zogenix approved for use with the Product by the JPT, and, in each case, all related domain names and other trademark related rights.

ARTICLE II

GRANT

Section 2.1 Grant of Promotion Rights

During the Term, subject to and in accordance with the terms and conditions of this Agreement, Zogenix hereby grants to Astellas and Astellas hereby accepts a co-exclusive (with Zogenix) right to Promote the Product under the Zogenix Trademarks in the Territory. For purposes of clarification, subject to and in accordance with the terms and conditions of this Agreement, Zogenix shall, at all times during the Term, have the right itself or through the use of Third Party Sales Representatives to Promote the Product in the Territory.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 2.2 Performance Through Affiliates and Subcontracting

No Party may assign, subcontract, or otherwise transfer or delegate any of its rights (including rights and licenses granted pursuant to Section 4.6 or 4.10) or obligations under this Agreement without the express written permission of the other Party, which consent may be withheld by the other Party in its sole discretion, except that: (a) either Party may transfer, assign, or delegate such rights or obligations pursuant to Section 15.10; and (b) without the other Party’s consent, (i) either Party may perform any or all of its obligations and exercise any or all of its rights and licenses under this Agreement through any of its Affiliates; provided, however, that such Party shall remain responsible for the performance of its obligations under this Agreement; (ii) either Party may subcontract with one or more Third Parties to provide Sales Representatives to Detail the Product; and (iii) Zogenix may subcontract or sublicense to a Third Party its right and obligation to manufacture the Product hereunder.

Section 2.3 Limitation on Sumatriptan Promotion

Neither Party shall Promote, distribute, offer for sale, or sell any product containing injectable sumatriptan or injectable triptan as an active ingredient in the Territory during the Term, other than the Product (such Promotion, distribution, offering for sale or selling, “Competing Activities”), provided, however, that if either Party is the subject of any acquisition, merger, consolidation, or similar transaction with or by a Third Party (including any acquisition of all or substantially all of such Party’s business or assets relating to the Product by a Third Party or the acquisition by such Party of the business or any assets of a Third Party) and that Third Party (or its assets that are being acquired) is engaged in Competing Activities or has a license, ownership interest or other rights in one or more products, the Promotion, distribution, offering for sale, or selling of which would constitute Competing Activities (each, a “Competing Product”), then the continuation or other conduct of those Competing Activities or Competing Activities with respect to any such Competing Product by such Party (or its successor, acquiror, or assignee) shall be deemed not to be a breach of this Section 2.3.

Section 2.4 [***]

[***].

Section 2.5 Retention of Rights

Zogenix retains and shall retain all proprietary and property interests in the Product until the point of sale or, in the case of Samples, until delivered to Astellas as contemplated by Section 6.5. Astellas shall not have nor represent that it has any control or proprietary interest or property interests in the Product, except for the rights and licenses granted hereunder. Except as expressly set forth herein, nothing contained herein shall be deemed to grant Astellas, by implication, a license or other right or interest in any patent, Trademark or other similar property of Zogenix or its Affiliates. Except as expressly set forth herein, nothing contained herein shall be deemed to grant Zogenix, by implication, a license or other right or interest in any patent, Trademark or other similar property of Astellas or its Affiliates.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 2.6 New Formulations or Dosage Forms

If Zogenix develops during the Term an injection product with sumatriptan as an active ingredient administered through the DosePro needle-free delivery system with a formulation or dosage strength of sumatriptan that is different from the Product, then Zogenix shall provide written notice to Astellas of such development [***] and Astellas shall have the right upon written notice to Zogenix within [***] elect to have such product be deemed a Product under this Agreement. If Astellas timely makes such election, the Parties shall diligently and in good faith negotiate suitable amendments to this Agreement to incorporate such product in this Agreement (including financial terms) and to provide Astellas the right to co-promote such product. For the avoidance of doubt, nothing contained in this Section 2.6 is in derogation of Zogenix’s obligations under Section 2.3.

ARTICLE III

COORDINATION OF ACTIVITIES

Section 3.1 Establishment of Committees

Within thirty (30) days of the Effective Date, the Parties agree to establish, in each case for the purposes specified herein, (i) a Joint Steering Committee (the “JSC”); (ii) a Joint Product Team (“JPT”); (iii) a Joint Medical Team (“JMT”); and (iv) a Joint Promotional Review Committee (“JPRC”, and collectively with the JSC, the JPT, and the JMT, the “Committees”)). The Parties acknowledge and agree that none of the Committees has the power to amend, modify or waive any of the terms or conditions of this Agreement.

Section 3.2 Joint Steering Committee

(a) The JSC shall be established by the Parties and shall be made up of an equal number of representatives from each Party. Initially, the JSC shall have [***] members, [***] of whom shall be appointed by Zogenix in its sole discretion, and [***] of whom shall be appointed by Astellas in its sole discretion. Subject to appropriate confidentiality undertakings, each Party shall have the right, upon written notice to the other Party, to have present at JSC meetings additional, non-voting participants (which participants may be members of Committees). Such additional participants shall not be deemed to be, and shall not have any of the rights or responsibilities of, members of the JSC.

(b) The JSC shall have the following responsibilities: (i) providing oversight and guidance for the strategic development and commercial direction of the Product in the Territory; (ii) reviewing and approving the Commercial Plan (other than the Initial Commercial Plan), the Base Brand A&P Budget (other than the Initial Base Brand A&P Budget), and the Call Plan on an annual basis, and reviewing and approving updates and amendments thereto; (iii) overseeing the work of the other Committees, and receiving and reviewing reports and other information submitted by the other Committees; (iv) serving as a forum for the Parties to agree upon alternative scenarios with respect to the minimum Promotional efforts required by one or both Parties in calendar year 2011 or any later year as contemplated in Sections 4.1(c)(ii), 4.1(d)(ii), and 4.2(c)(ii); (v) approving Promotional activities or expenditures proposed to be undertaken or paid by a Party, which activities or expenditures are different than or in excess of those required to be conducted by such Party pursuant to the then-current Commercial Plan or Base Brand A&P Budget; (vi) resolving all disputes referred to it by the other Committees; (vii) approving Volume Forecasts; (viii) determining the quantity of Safety Stock required as contemplated in Section 1.113; (ix) changing the minimum number [***] required for Samples (which change shall be determined by the unanimous decision of the JSC (and for clarity, any dispute with respect to such change may not be escalated pursuant to Section 3.7)); and (x) making such other decisions as may be delegated to the JSC pursuant to this Agreement or by written agreement of the Parties from time to time.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) Notwithstanding the foregoing, (i) the JSC has no authority to make decisions with respect to matters that relate to the development of, or Regulatory Approval for, the Product without Zogenix’s prior written consent, (ii) the JSC has no authority to require a Party to engage in Promotion activities beyond those obligations set forth in Article IV, and (iii) the JSC has no authority to amend or waive any term or condition of this Agreement.

Section 3.3 Joint Product Team

The JPT shall be established by the Parties and shall be made up of an equal number of representatives of each Party. Initially, the JPT shall have [***] members, [***] of whom shall be appointed by Zogenix in its sole discretion, and [***] of whom shall be appointed by Astellas in its sole discretion. The JPT shall have the following responsibilities: (i) facilitating collaboration between the Parties on all Product sales and marketing strategies and programs in the Territory, including matters relating to managed care and trade; (ii) preparing updates to the Commercial Plan and the related Base Brand A&P Budget, including allocating Allocated A&P Expenses, and monitoring, reviewing, discussing and amending such plan and budget as necessary throughout the year; (iii) preparing and updating the Call Plan and monitoring the Parties’ performance thereunder; (iv) preparing and updating Volume Forecasts and Sample forecasts, consistent with Article VI; (v) reviewing Incentive Compensation for the Astellas Sales Force and the Zogenix Sales Force (provided that Parties shall only be obligated to share those aspects of Incentive Compensation that are required to be shared to demonstrate Incentive Compensation weighting obligations under Sections 4.1 and 4.2, respectively); (vi) reviewing and approving (subject to Section 3.7) all matters impacting Net Sales, and matters relating to managed care/health systems, trade and pricing, including matters relating to the WAC and Deductions; (vii) creating, developing, or otherwise obtaining all Promotional Materials; (viii) approving Promotional activities proposed to be undertaken by a Party, which activities are in excess of those required to be conducted by such Party pursuant to the then-current Commercial Plan or Base Brand A&P Budget; and (ix) making such other decisions as may be delegated to the JPT pursuant to this Agreement or by written agreement of the Parties from time to time.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 3.4 Joint Medical Team

The JMT shall be established by the Parties and shall be made up of an equal number of representatives of each Party. Initially, the JMT shall have [***] members, [***] of whom shall be appointed by Zogenix in its sole discretion, and [***] of whom shall be appointed by Astellas in its sole discretion; provided that no representative from either Party may have a functional area of responsibility that is sales or marketing. The JMT shall have the following responsibilities: (i) pre-approving and allocating the projected and actual costs and expenses of Third Party contractors and vendors (including contract research organizations) engaged in connection with the performance of Phase IV Clinical Studies that the Parties agree in writing to conduct jointly and facilitating activities related to the development, execution and funding of such Phase IV Clinical Studies and other clinical related efforts for the Product in the Territory, and (ii) reviewing and approving in advance any expenses payable or that may become payable to Third Party contractors and vendors engaged in connection with the performance of Zogenix’s medical affairs obligations under Section 4.9 that are proposed to be treated as Co-Funded Medical Affairs Expenses.

Section 3.5 Joint Promotional Review Committee

The JPRC shall be established by the Parties and shall be made up of an equal number of representatives of each Party. Initially, the JPRC shall have [***] members, [***] of whom shall be appointed by Zogenix in its sole discretion, and [***] of whom shall be appointed by Astellas in its sole discretion; provided that among each Party’s appointees shall be [***] whose functional area of responsibility is legal affairs, [***] whose functional area of responsibility is regulatory affairs, [***] whose functional area of responsibility is medical affairs, and [***] whose functional area of responsibility is marketing. The JPRC shall be responsible for (i) reviewing and approving all Promotional Materials, and (ii) reviewing and approving all standard written materials (including scripts) to by provided or used by or on behalf of Zogenix in responding to PIRs (as set forth in Section 4.9) pursuant to a process to be mutually agreed between the Parties (however, the representatives performing the review and approval under this clause (ii) shall be limited to the representatives whose functional areas of responsibility are legal affairs, regulatory affairs, and medical affairs). For the avoidance of doubt, Zogenix shall have primary responsibility for managing the overall JPRC process, and as the holder of the NDA shall have responsibility for all DDMAC submissions and managing the DDMAC relationship.

Section 3.6 Other Terms Applicable to Committees

(a) Subject to Section 3.7, decisions of each Committee shall be made by agreement between the representatives of Astellas, on the one hand, and the representatives of Zogenix, on the other hand. For the avoidance of doubt, each Party shall have an equal voice in decision-making, regardless of the number of representatives of that Party present or voting. No decision of a Committee shall be valid unless each Party is represented by at least [***] member at the meeting at which the decision is made. The Parties shall cause their respective representatives on each Committee to use their good faith efforts to resolve all matters appropriately presented to them in an expeditious manner.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) Each Party has, prior to the Effective Date, provided to the other Party its initial appointments to each Committee. A Party may change any of its representatives at any time by giving written notice to the other Party. The total number of members on a Committee may be changed by agreement of the Parties from time to time, provided that each Party has the right, in its sole discretion, to appoint an equal number of members to the Committee. The members appointed to the Committee by each Party shall be employees of such Party and shall have the requisite experience and seniority to make decisions on behalf of such Party with respect to issues falling within the jurisdiction of the Committee; provided that either Party may appoint non-employee legal representatives or consultants to serve as members of the JPT, JMT, or JPRC with the prior written consent of the other Party, such consent not to be unreasonably withheld.

(c) The chair of each Committee will be an employee of Zogenix or, with Zogenix’s consent, an employee of Astellas. The chair of a Committee shall have the authority and responsibility to call meetings of the Committee, to propose agendas for (and any other member of the Committee may add items to such agendas) and preside over such meetings, and to appoint a secretary to record minutes for such meetings. The chair shall have no tie-breaking vote, or any other authority or power beyond those of the other members of the Committee, except to the extent granted by agreement of the Parties.

(d) Meetings of any Committee may be called by the chair of the Committee from time to time and, upon no less than ten (10) days’ notice, shall otherwise be called when requested by a Party; provided, however, that (i) the JSC shall meet at least one time in calendar year 2009, and at least three (3) times each calendar year thereafter, and otherwise as required to resolve disputes; (ii) the JPT shall meet at least monthly during the Launch Period and at least every other month thereafter; (iii) meetings of the JMT shall be held as mutually determined by the Parties; and (iv) meetings of the JPRC shall be held weekly. Meetings may be held in person or by video or telephone conference. Unless otherwise agreed, the location of in-person meetings shall alternate between the corporate offices of the Parties. The format of the meetings and all other procedural matters shall be decided by the Committee. Minutes of a Committee meeting shall be circulated to the Parties by the secretary promptly following the meeting for review and comment and for ratification by both Parties at the next meeting of the Committee, which ratification must be unanimous. Each Party shall bear its own travel and related costs incurred in connection with participation in the Committees.

(e) Communications among members of a Committee in connection with the conduct of the day-to-day business of the Committee shall not be subject to the notice provisions set forth in Section 13.1, but shall be governed by the communications protocol agreed upon unanimously by the members of the Committee; provided, however, that any notice relating to disputes with respect to matters arising under the jurisdiction of the Committee (or otherwise) shall be provided pursuant to Section 13.1.

Section 3.7 Disputes

The Parties shall cause their respective representatives on a Committee to use their reasonable efforts to resolve all matters presented to them as expeditiously as possible. In the event that the JPT, the JMT, or the JPRC is unable to make a decision due to a lack of required unanimity [***], either Party may submit the dispute to the JSC, specifying the nature of the dispute with sufficient detail to permit adequate consideration. In the event that the JSC is unable to resolve such dispute due to a lack of required unanimity within [***] following consideration of the dispute by the JSC, then either Party may submit the matter to the Commercial Officers (or, in the case of a dispute arising under the JMT, to the Development Officers) for a joint decision. The Commercial Officers (or Development Officers) shall diligently and in good faith attempt to resolve the referred dispute expeditiously and, in any event, within [***] days of receiving such written notification, or within such other time as mutually agreed upon in writing between such officers (and if the officers resolve the dispute, such resolution shall be deemed to be a decision of the JSC). In the event that the Commercial Officers (or Development Officers) are unable to reach a resolution of the dispute within such time period, then:

(a) if the dispute concerns the adoption of a Commercial Plan (or any update or amendment thereto), then the dispute shall be resolved pursuant to Section 4.7(a);

(b) if the dispute concerns a matter under the jurisdiction of the JPRC (except for matters relating to the incurring of expenses by one or both Parties or the use of any Astellas Trademark), then Zogenix shall have final decision-making authority after considering in good faith Astellas’s comments and positions with respect to the issue(s);

(c) if the dispute concerns the adoption of a Volume Forecast, then the dispute shall be subject to Section 6.2(f) and subject to arbitration pursuant to Section 15.1; and

(d) all other unresolved disputes shall be resolved by arbitration pursuant to Section 15.1.

For clarity, any dispute with respect to whether a Party has breached its obligations under this Agreement is not subject to the escalation procedures set forth in this Section 3.7, but either Party may refer such a dispute for resolution by arbitration pursuant to Section 15.1 (and such arbitration shall be the exclusive means of resolving such dispute).

Section 3.8 Alliance Manager.

Each Party shall appoint one employee who possesses a general understanding of compliance, regulatory, manufacturing, and commercial issues to act as a primary point of contact between the Parties and to help create and maintain a collaborative work environment within and among the Committees (each such employee, an “Alliance Manager”). Each Alliance Manager may attend meetings of any Committee as a non-voting participant (unless the Alliance Manager has been appointed as a member of the Committee) and may support the representatives of the Party that appointed the Alliance Manager in the discharge of their responsibilities. Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE IV

PRODUCT PROMOTION

Section 4.1 Product Detailing by Astellas

(a) Subject to applicable Legal Requirements as well as the provisions of this Agreement, Astellas shall, from and after the Promotion Commencement Date during the Term, use commercially reasonable efforts to Detail the Product in the Astellas Segment within the Territory in accordance with the Commercial Plan (the “Astellas Promotional Effort”), provided, however, that (i) Astellas’s commercially reasonable efforts shall be deemed to be satisfied if Astellas [***] (such obligations, the “Astellas [***]”), and (ii) in the event that, [***]. Astellas shall also have the right, but not the obligation, to Detail the Product [***]. Astellas shall cause the Astellas Sales Force and Astellas employees and agents acting on Astellas’s behalf to comply with this Agreement and all applicable Legal Requirements in connection with the Detailing of the Product. It is understood, and Astellas agrees, that it will be accountable for the acts and omissions of the Astellas Sales Force and its employees and agents to the extent such acts or omissions fail to comply with Astellas’s obligations under this Agreement.

(b) From the Promotion Commencement Date until [***] (the “Launch Period”), Astellas shall Detail the Product in the Astellas Segment pursuant to either of the following scenarios, as Astellas may elect in its sole discretion:

(i) [***]

(ii) [***]

provided that Astellas shall not be in breach of this requirement as a result of the Astellas Sales Force having Vacancies up to but not exceeding [***] of the total number of required Sales Representatives during such period.

(c) During [***], Astellas shall Detail the Product in the Astellas Segment pursuant to one of the following scenarios:

(i) [***]; or

(ii) Dedicating such other Astellas Promotional Effort as mutually agreed by the Parties through the JSC.

(d) During [***], Astellas shall Detail the Product in the Astellas Segment pursuant to one of the following scenarios:

(i) [***]; or

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii) Dedicating such other Astellas Promotional Effort as mutually agreed by the Parties through the JSC.

For clarity, the obligation in Section 4.1(d)(i) is not limited by the reference [***].

(e) Notwithstanding anything contained in this Section 4.1, Astellas shall have the right to suspend its performance of its obligations pursuant to this Section 4.1 immediately upon written notice to Zogenix: (i) in the event that Zogenix fails or is unable to Timely Supply [***], provided that the [***] required to be supplied by Zogenix pursuant to [***] shall be deemed to not include [***] that is [***]; (ii) in the event that Zogenix fails or is unable to Timely Supply Product to satisfy Trade Demand; provided that Zogenix shall not be required to supply an aggregate quantity of the Product in excess of [***] of the quantity of the Product forecasted for any Agreement Month in the Volume Forecast most recently approved by the JSC prior to such Agreement Month, (iii) in the event that Zogenix fails or is unable to maintain the continued effectiveness of the Regulatory Approval (the continued effectiveness of which shall be deemed not to have been maintained if the FDA or any other Governmental Authority suspends the manufacturing, use, marketing, sale, or Promotion of the Product), (iv) in the event of a large-scale recall, large-scale market withdrawal, or similar corrective action with respect to the Product, or (v) in the event that Zogenix or any of its Affiliates or, to Zogenix’s knowledge, any Person under its or their direction or control, is debarred by the FDA under the Generic Drug Act. Once released from such obligations, Astellas’s obligations under this Section 4.1 shall be reinstated only if and [***] on which (x) Zogenix is in compliance with the requirements of clauses (i) through (v), and (y) Zogenix has reasonably satisfied Astellas that Zogenix can continue to satisfy such requirements on a going-forward basis (such date, the “Promotional Effort Reinstatement Date”), at which point Astellas shall use reasonable efforts, taking account of the time reasonably required to rededicate the required level of Astellas Promotional Effort, to resume compliance with the applicable requirements of this Section 4.1, and in any event shall resume compliance with the applicable requirements of this Section 4.1 no later than the [***] of the first full Incentive Compensation period following the Promotional Effort Reinstatement Date. For the purposes of this Section 4.1, an “Incentive Compensation period” means a period under the Astellas Incentive Compensation plan with respect to which Incentive Compensation is measured and awarded, which period is typically a period of [***]. For the avoidance of doubt, the release of Astellas from its obligations pursuant to this paragraph shall be in addition to all other rights and remedies available to Astellas hereunder, at law or in equity or otherwise, with respect to the event(s) triggering such release.

Section 4.2 Product Detailing by Zogenix

(a) Subject to applicable Legal Requirements as well as the provisions of this Agreement, Zogenix shall, from and after the Promotion Commencement Date use commercially reasonable efforts to Detail the Product in the Zogenix Segment within the Territory in accordance with the Commercial Plan (the “Zogenix Promotional Effort”); provided, however, that (i) Zogenix’s commercially reasonable efforts shall be deemed to be satisfied if [***] (such obligations, the “Zogenix [***]”) and (ii) in the event that, [***]. Zogenix shall also have the right, but not the obligation, to Detail the Product (x) in the Astellas Segment, (1) to Professionals that Astellas does not intend to call upon during the applicable period, and (2) until the end of the second Agreement Quarter in the 2010 Agreement Year, to [***]. Zogenix shall cause the Zogenix Sales Force and Zogenix employees and agents acting on Zogenix’s behalf to comply with this Agreement and all applicable Legal Requirements in connection with the Promotion of the Product. It is understood, and Zogenix agrees, that it will be accountable for the acts and omissions of the Zogenix Sales Force and its employees and agents to the extent such acts or omissions fail to comply with Zogenix’s obligations under this Agreement.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) [***], Zogenix shall Detail the Product in the Zogenix Segment and to Jointly Called On Physicians using [***] each with no less than [***]; provided that Zogenix shall not be in breach of this requirement as a result of the Zogenix Sales Force having Vacancies up to but not exceeding [***] of the total number of required Sales Representatives during such period.

(c) [***] Zogenix shall Detail the Product pursuant to one of the following scenarios:

(i) Providing not less than [***] in each such [***] (with any portion of a calendar year pro-rated); or

(ii) Dedicating such other Zogenix Promotional Effort as mutually agreed by the Parties through the JSC.

Section 4.3 Mutual Promotion

(a) Each of Astellas and Zogenix shall commence Detailing the Product in accordance with this Agreement no later than the later of (i) January 25, 2010, and (ii) [***] following achievement by Zogenix of the milestone set forth in Section 7.1(b)(iv). The Parties agree to cooperate with each other in good faith in furtherance of the first sentence in this Section 4.3(a).

(b) Neither Party shall be prohibited from undertaking Promotional activities in addition to those contemplated to be undertaken by such Party pursuant to the then-current Commercial Plan (or that would require such Party to bear expenses in excess of the amounts required to be borne by such Party pursuant to the then-current Base Brand A&P Budget), provided that such excess activities are consistent with the then-current Commercial Plan and approved in advance by the JSC. Notwithstanding the foregoing, in no event shall a Party become obligated to participate in activities in addition to those contemplated in the then-current Commercial Plan or incur amounts in excess of those required to be borne by such Party pursuant to the then-current Base Brand A&P Budget unless so required pursuant to a duly updated Commercial Plan or Base Brand A&P Budget.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 4.4 Representations to Customers

Each Party shall, in connection with its Promotion of the Product, refrain from making (a) any false or misleading representations to Professionals, customers or others regarding the other Party or the Product or (b) representations, warranties, or guarantees with respect to the specifications, features, or capabilities of the Product that are not consistent with the Promotional Materials, the applicable then-current FDA approved labeling and package insert (except to the extent permitted by applicable Legal Requirements), and applicable Legal Requirements. Each Party shall undertake timely corrective action with respect to any deviations from this Section 4.4, subject to discussion and review by the other Party’s designated regulatory affairs and quality assurance personnel.

Section 4.5 Staffing and Training

(a) Each Party shall be solely responsible for all costs and expenses incurred to train and compensate its Sales Representatives. Consistent with applicable Legal Requirements and subject to Sections 4.1(b), 4.1(c), 4.1(d), and 4.2(b), as applicable, (i) Astellas shall pay Incentive Compensation to its Sales Representatives with respect to the Product in accordance with Astellas’s Incentive Compensation plan applicable to Astellas’s own products, subject to any deviations implemented by Astellas to comply with Astellas’s [***], and (ii) Zogenix shall pay Incentive Compensation to its Sales Representatives with respect to the Product in accordance with Zogenix’s Incentive Compensation plan applicable to products of Zogenix other than the Product, subject to any deviations implemented by Zogenix to comply with Zogenix [***].

(b) From time to time, each Party shall, in consultation with the other Party (a) establish training objectives and training plans for members of such Party’s Sales Force and (b) develop and produce all training programs and materials to be used by such Party for initial and refresher training of the members of its Sales Force; it being understood and agreed by the Parties that in the event of any dispute between the Parties with respect to such objectives or plans or the content of any such programs or materials, each Party shall have discretion to make final determinations with respect to such objectives, plans, or content, subject to Section 4.6.

(c) Such training materials and programs with respect to the Sales Forces shall address the following matters: disease state, Product knowledge, competitive product knowledge, such Party’s applicable business policies, Sample distribution policies, obligations under this Agreement, coordination with counterparts on the other Party’s Sales Force, administration, and other appropriate information.

(d) Without limitation to Section 5.3(c), each Party shall provide training to each member of its Sales Force prior to his or her commencement of Promotion of the Product hereunder to ensure that he or she is properly trained with respect to all matters described in Section 4.5(c) and able to satisfy his or her Promotion responsibilities under this Agreement (the “Initial Sales Force Training Program”). In addition to the Initial Sales Force Training Program, each Party shall provide to the members of its Sales Forces such reinforcement and refresher training with respect to the Product in accordance with the applicable Commercial Plan then in effect. If the Product receives approval for an indication other than that set forth in the NDA as approved as of the Effective Date or there are other material changes in the Product labels and inserts following the Promotion Commencement Date, each Party shall provide training materials to each member of its Sales Force with respect to such matters.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(e) Each Party shall assign to its Sales Forces only those individuals who demonstrate a thorough knowledge of the Product.

(f) [***], neither Party shall actively recruit or solicit for employment any then-current member of the Sales Force of the other Party or any other staff member of the other Party who is engaged or had been engaged in the Promotion or Detailing of the Product. For the avoidance of doubt, nothing in this Agreement shall limit a Party from engaging in general recruitment through advertisements or recruiting through “head-hunters” so long as the staff members of the other Party are not specifically targeted in such recruitment effort.

Section 4.6 Promotional Materials; Educational Materials

(a) The Parties shall collaborate, by and through their respective representatives on the JPT, to create, develop, produce, or otherwise obtain promotional, advertising, marketing, educational, and training materials which are necessary or reasonably useful to support fully the Parties’ Promotional efforts with respect to the Product (“Promotional Materials”). All such materials, whether printed or electronic (including content on the Product Website), shall be deemed Promotional Materials. Promotional Materials may include, by way of example: detailing aids, leave behind educational items, journal advertising, educational programs, formulary binders, appropriate reprints and reprint carriers, product monographs, patient support kits, convention exhibit materials, direct mail, training materials, and scripts for telemarketing and teleconferences. All Promotional Materials shall be reviewed and approved by the JPRC. All Promotional Materials (i) shall prominently display such Zogenix Trademark(s) as shall be specified by Zogenix in accordance with Section 4.10, and (ii) shall, at Astellas’s request and agreement by Zogenix (not to be unreasonably withheld), prominently display the Astellas Trademarks (but no more prominently than the Zogenix Trademark described in Section 1.152(c)) pursuant to and in accordance with a Trademark Consent.

(b) Prior to the use thereof, the JPT shall provide to the JPRC (i) fully referenced copies of Promotional Materials and, (ii) if necessary for review, a prototype of any Promotional Materials, in each case ((i) and (ii)), for review and approval. Upon approval by the JPRC, the Promotional Materials may be produced in quantity (or, in the case of content for the Product Website, may be displayed on the Product Website). In furtherance of the foregoing provisions of this Section 4.6(b), the Parties will endeavor to cooperate to facilitate the timely and efficient review of Promotional Materials and, subject to Section 3.7, resolution of any disputes or disagreements related to Promotional Materials, with a view to containing both Parties’ internal personnel resources and external costs associated with the creation, review, and approval of the Promotional Materials.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) The Parties shall at all times during the Term collaborate and use commercially reasonably efforts to ensure sufficient quantities of Promotional Materials as set forth in the then-current Commercial Plan for use in Promoting the Product and performing their respective obligations hereunder. Each Party shall be permitted to use in connection with the Promotion of the Product only (i) the Promotional Materials approved under this Agreement (including pursuant to the dispute resolution procedures set forth in Section 3.7) and (ii) the Product labels and inserts. Each Party shall use such Promotional Materials only in the form so approved and consistent with the training provided pursuant to Section 4.5 and neither Party shall change such Promotional Materials in any way following such approval and training (including by underlining or otherwise highlighting any text or graphics or adding any notes thereto).

(d) All Promotional Materials shall comply with all applicable Legal Requirements. Notwithstanding anything in this Agreement to the contrary, neither Party shall be required to take any action if such Party reasonably determines that such action would violate applicable Legal Requirements, including any such action involving the use or dissemination of any Promotional Materials or training materials.

(e) Subject to this Section 4.6(e), Zogenix shall own all copyrights to all Promotional Materials that are created during the Term of this Agreement (other than those items which are subject to Third Party copyrights) in connection with and to the extent relating to the Promotion of the Product. In the event that any such Promotional Materials are commissioned by Astellas, Astellas shall use commercially reasonable efforts consistent with accepted business practices to obtain assignments of copyrights in and to such Promotional Materials from the authors and creators of such materials as may be necessary to vest ownership of such copyrights in Zogenix. Zogenix shall, and does hereby, grant to Astellas a royalty-free, non-exclusive right and license to use, reproduce and distribute Promotional Materials or any other Product-related materials made available to Astellas by Zogenix hereunder, in each case solely in conjunction with the Promotion of the Product and the performance of Astellas’s obligations under this Agreement, which license shall not be sublicensable, assignable, or transferable by Astellas, except in accordance with the terms of Section 2.2.

Section 4.7 Commercial Plan (Including Base Brand A&P Budget)

(a) The Initial Commercial Plan, covering the period commencing on [***] (the “Initial Period,” and each subsequent twelve (12) month period, a “Subsequent Plan Period”) has been prepared and exchanged by the Parties as of the Effective Date and is made binding hereunder. On or prior to [***] of the preceding Agreement Year with respect to each Agreement Year during the Term beginning with the [***], the JPT shall develop an annual update to the then-current Commercial Plan (including a Base Brand A&P Budget), and subject to Section 4.7(d), the then-current Call Plan, in each case covering the upcoming Subsequent Plan Period. Each proposed annual and other update or amendment to the Commercial Plan (including the Base Brand A&P Budget) and the Call Plan shall be prepared by the JPT and submitted to the JSC for review. The JSC shall use all reasonable efforts to review, provide comments to and approve each annual update to the Commercial Plan and the Call Plan not later than [***] of each preceding Agreement Year, and as expeditiously as possible in the case of other updates and amendments. In the event the JSC is unable, and, failing agreement by the JSC, the Commercial Heads are unable, to agree on any such update or amendment, other than an annual update to the then-current Commercial Plan (including the associated Base Brand A&P Budget), such update or amendment shall not be adopted. In the event the JSC is unable to agree, and failing agreement of the JSC, the Commercial Heads are unable to agree, on any annual update to the then-current Commercial Plan (including the associated Base Brand A&P Budget), the last-approved Commercial Plan or Base Brand A&P Budget, as the case may be, shall remain in effect, and the Parties shall conduct activities and be responsible for expenses in the subsequent Agreement Year in a manner and at a level consistent with the activities and expenses to which such Party was committed under the then-current Commercial Plan; provided, however, that notwithstanding the foregoing, in the event that the Parties fail to agree on a final Base Brand A&P Budget for the [***] in accordance with Section 3.7, the Parties shall be required to continue negotiating in good faith, by and through their representatives on the JPT and JSC, to approve a final Base Brand A&P Budget for the [***] that is consistent in all respects with the [***], until such budget is approved, and, for clarity, in no event shall the Initial Base Brand A&P Budget establish the Parties’ respective obligations with respect to expenses for the [***].

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) The Commercial Plan shall set forth the activities that the Parties shall conduct in connection with Promotion of the Product (and preparations therefor) during the period to which the Commercial Plan relates. The Commercial Plan shall include, at a minimum:

(i) [***];

(ii) [***];

(iii) [***];

(iv) [***];

(v) [***];

(vi) [***];

(vii) [***]; and

(viii) [***].

(c) Notwithstanding anything to the contrary contained in this Agreement, (i) neither Party may modify its obligations under any Commercial Plan without complying with the update or amendment procedures set forth in this Agreement, and (ii) in the event that, with respect to a particular period, the Commercial Plan contemplates Astellas Promotional Efforts or Zogenix Promotional Efforts that in any manner or to any extent [***].

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(d) On or prior to December 15, 2009, the JPT shall develop and the JSC shall adopt the initial Call Plan. Thereafter, with respect to each Agreement Year during the Term beginning with the [***] the JPT shall develop and the JSC shall adopt an annual update to the Call Plan in accordance with Section 4.7(a). For clarity, in other respects, each Party has the right independently to develop its call plan with respect to the Professionals in its segment, in each case consistent with the Call Plan.

Section 4.8 Promotion Reports

(a) Within [***] following the end of each [***] Astellas shall provide the JSC with a status report, which report will summarize Astellas’s Detailing activities pursuant to this Agreement for such prior [***] and [***], including: [***]; and (vi) such other information as may be agreed upon in writing by the Parties.

(b) Within [***] following the end of each [***], Zogenix shall provide the JSC with a status report, which report will summarize Zogenix’s Detailing activities pursuant to this Agreement for such prior [***] and [***] including: (i) [***] (vi) such other information as may be agreed upon in writing by the Parties.

Section 4.9 Medical Inquiries

(a) Zogenix shall be solely responsible for all medical affairs activities relating to the Product, including medical information support and medical communications and publishing activities, which activities shall be performed by or on behalf of Zogenix at its sole expense, except to the extent that the expenses constitute Co-Funded Medical Affairs Expenses governed by Section 7.3. The Parties acknowledge that each Party may receive requests for medical information concerning the Product from members of the medical and paramedical professions and consumers. Zogenix shall have the exclusive right to respond to questions and requests for information about the Product received from such Persons that (a) warrant a response beyond the understanding of the Sales Representative or (b) are beyond the scope of the Product labels and inserts (each such request, a “PIR”). If PIRs are received by Astellas, the request will be referred to Zogenix’s medical information department or appointed Third Party vendor to which Zogenix has instructed Astellas in writing to refer PIRs. Zogenix shall also be responsible for responding to PIRs that are not received by Astellas. Zogenix shall notify Astellas of all PIRs no less than once prior to December 31, 2009, and thereafter on a regular basis and in any event no less often than once per Agreement Quarter. Zogenix’s responses to PIRs and its performance of its obligations under this Section 4.9 shall be in compliance with all applicable Legal Requirements and the NDA. In addition, standard written materials (including scripts) to be provided or used by Zogenix in responding to PIRs and performing its obligations under this Section 4.9 shall be reviewed in advance and approved by the JPRC, and all written materials (including scripts) addressing the use of the Product outside of the approved labeling shall be consistent with such standard written materials.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) If either Party intends to use scientific liaisons in connection with its Promotion of the Product or its activities under this Agreement, such Party shall discuss its use thereof with the other Party, shall provide the other Party with a copy of its policies and procedures with respect to scientific liaisons, and shall ensure that the scientific liaisons are personnel who are not involved in the Party’s sales organization.

Section 4.10 Trademarks

(a) The “Zogenix” Trademark must appear on all Promotional Materials that make reference to the Product, to the extent such Promotional Materials would typically contain a company trademark. The “DosePro” Trademarks must appear on all Promotional Materials that make reference to the “DosePro” delivery device incorporated into the Product and the “Sumavel” and “DosePro” Trademarks (or such other FDA-approved Trademarks) must appear on all Promotional Materials that make reference to the Product (or such Trademark). In no event shall Zogenix use or permit or cause to be used in connection with the Product or the Promotion thereof any Trademark other than a Zogenix Trademark, and in the case of any Astellas Trademark, is the subject of a Trademark Consent. Zogenix hereby grants to Astellas a non-exclusive, royalty-free right and license to use the Zogenix Trademarks in the Territory solely in connection with the Promotion of the Product and Astellas’s performance of its obligations under the Agreement, which license shall not be sublicensable, assignable, or transferable except to any Third Party providing Sales Representatives for or acting as the Astellas Sales Force or in accordance with the terms of Section 2.2. Such license shall expire immediately upon the expiration or termination of this Agreement. Astellas recognizes Zogenix’s title to the Zogenix Trademarks, and shall not at any time, during or after the Term, intentionally do or knowingly suffer to be done any act or thing which would impair the rights of Zogenix in or to the Zogenix Trademarks. Astellas acknowledges and agrees that it shall not acquire and shall not claim any title to the Zogenix Trademarks adverse to Zogenix by virtue of the rights granted under this Agreement or through Astellas’s use of the Zogenix Trademarks hereunder, it being the intention of the Parties that all goodwill and improved reputation generated by Astellas and use of the Zogenix Trademarks shall inure to the benefit of Zogenix.

(b) Astellas hereby grants to Zogenix a non-assignable, non-sublicensable (except to any Third Party providing Sales Representatives for or acting as the Zogenix Sales Force), non-exclusive, royalty-free right and license to use those Astellas Trademarks in the Territory that are approved in advance in writing by an authorized officer of Astellas, solely for any specific use related to the Promotion of the Product in the Territory that is approved in such writing (any such approval, a “Trademark Consent”). Such license shall expire immediately upon the expiration or termination of this Agreement. Zogenix recognizes Astellas’s title to the Astellas Trademarks, and shall not at any time, during or after the Term, intentionally do or knowingly suffer to be done any act or thing which would impair the rights of Astellas in or to the Astellas Trademarks. Zogenix shall not have any right or license to use (and shall not use) any Astellas Trademarks in connection with the Promotion of the Product or otherwise unless and until a Trademark Consent is obtained for the specific use, and may not use the Astellas Trademarks in connection with Promotional Materials to which Astellas’s representatives on the JPRC object and that Astellas elects not to use pursuant to Section 5.3(d). Zogenix acknowledges and agrees that it shall not acquire and shall not claim any title to the Astellas Trademarks adverse to Astellas by virtue of the rights granted under this Agreement or through Zogenix’s use of the Astellas Trademarks hereunder, it being the intention of the Parties that all goodwill and improved reputation generated by Zogenix and use of the Astellas Trademarks shall inure to the benefit of Astellas.

(c) Each of Astellas with respect to its use of the Zogenix Trademarks and Zogenix with respect to its use of the Astellas Trademarks will maintain quality standards for all of its uses of the Trademarks of the other Party in connection with the Promotion of the Product that are substantially equivalent to those standards that are (i) used by the owner of such Trademarks in connection with pharmaceutical products, and (ii) communicated by the owner to the other Party in writing, and (iii) if first communicated to the other Party after the Effective Date, reasonable. Subject to the foregoing and to the other provisions of this Agreement, each Party acknowledges and agrees that the owner or licensee of the Trademark has the right, at any time, to modify or supplement such quality standards and that the licensee (or sublicensee, if applicable) must implement such new standards or changes following receipt of written notice of such additions or changes; provided that the licensor agrees to bear all reasonable costs associated with such modifications and supplements and that such modifications and supplements are reasonable. Compliance with this Section 4.10(c) shall be determined pursuant to the Promotional Material review and approval procedures set forth in Sections 4.6(b).

Section 4.11 Product Website

Unless otherwise agreed in writing by the Parties, Zogenix shall maintain a Product website designed with respect to the Promotion of the Product in the US (the “Product Website”) and shall implement any changes to the Product Website in accordance with the procedure set forth in Section 4.6 with respect to Promotional Materials. Expenses associated with maintaining and updating the Product Website, to the extent set forth in the then-current Base A&P Brand Budget, shall constitute [***]. Zogenix shall ensure that the Product Website complies with all applicable Legal Requirements.

ARTICLE V

CLINICAL, COMPLIANCE, AND REGULATORY AFFAIRS

Section 5.1 Regulatory Approvals

Zogenix shall use diligent efforts to obtain, and thereafter to maintain and continue, all Regulatory Approvals for the Product. Astellas agrees that all Regulatory Approvals, applications therefor and any other submissions to a Governmental Authority with respect to the Product shall be in the name of, and shall be owned by, Zogenix or its designee. During the Term, Zogenix shall provide Astellas with access, free of charge, to all clinical and non-clinical data related to the Product generated by or on behalf of and owned or otherwise Controlled by Zogenix, whether before or after the Effective Date.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 5.2 Compliance with Regulatory Requirements

Unless otherwise required by applicable Legal Requirements or expressly provided by this Agreement, Zogenix will retain exclusive authority over and responsibility for complying with all regulatory requirements and maintaining all contacts with Governmental Authorities with respect to the Product, including the maintenance and updating of the NDA, the development and submission of applications for new formulations, dosage strengths or indications of the Product (and, for the avoidance of doubt, products with such new formulations and dosage strengths shall become subject to Astellas’s right to elect to have those products be deemed Products under this Agreement pursuant to Section 2.6), the reporting of any Adverse Drug Experiences to the FDA, the compliance of Promotional Materials with FDA rules and regulations, and the filing of Promotional Materials with the FDA.

Section 5.3 Compliance

(a) During the Term, Astellas, its Affiliates, and its and their employees, agents, representatives, and contractors having any interactions with Health Care Providers with respect to the Product shall comply with applicable Legal Requirements, [***].

(b) During the Term, Zogenix, its Affiliates, and its and their employees, agents, representatives, and contractors having any interactions with Health Care Providers with respect to the Product shall comply with applicable Legal Requirements, [***]. Zogenix has, prior to the Effective Date, provided to Astellas the Zogenix Compliance Materials in draft form, and shall provide to Astellas the Zogenix Compliance Materials in final form, no later than October 1, 2009, and shall from time to time thereafter promptly provide updates to such Zogenix Compliance Materials.

(c) In performing its duties hereunder, each Party shall, and shall cause the Astellas Sales Force or Zogenix Sales Force, as applicable, its Affiliates, and its and their employees, agents, representatives, and contractors to comply with applicable Legal Requirements. Each Party shall ensure that none of it, its Sales Force, its Affiliates, and its and their employees, agents, representatives, and contractors shall offer, pay, solicit or receive any remuneration to or from any Professional in order to induce referrals of or purchase of the Product in violation of applicable Legal Requirements, including anti-kickback Legal Requirements. Astellas shall train the Astellas Sales Force and Zogenix shall train the Zogenix Sales Force, each in compliance with applicable Legal Requirements, prior to engaging in Promotion of the Product.

(d) Notwithstanding any other term or condition of this Agreement, neither Party shall be required to participate in, fund, or support any sales or marketing activities that in such Party’s judgment would conflict with or be inconsistent with such Party’s Compliance Materials or that are to be undertaken over the objections of such Party or the Party’s Committee representatives pursuant to the dispute resolution procedures set forth in Section 3.7. For the avoidance of doubt, notwithstanding anything herein to the contrary, Astellas shall not be obligated to use Promotional Materials that in Astellas’s judgment conflict with or are inconsistent with the Astellas Compliance Materials or to which Astellas’s representatives on the JPRC objected in writing, and shall not be obligated to pay expenses with respect to such Promotional Materials that are incurred after the date on which Astellas or one of its representatives on the JPRC objects to such Promotional Materials in writing. Each Party shall ensure that its Compliance Materials comply with all applicable Legal Requirements.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 5.4 Communications with Regulatory Authorities

(a) Except to the extent set forth in Section 5.4(b), all communications with Government Authorities concerning the Product shall be the sole responsibility of Zogenix. Zogenix shall within [***] provide Astellas with copies of all such communications (including summaries of all relevant verbal communications) related to Promotional Materials and Serious Adverse Drug Experiences (except that routine communications as to such matters (e.g., FDA 2253 correspondence) may be forwarded to Astellas within [***]) and shall reasonably respond to all inquiries by Astellas relating thereto. Zogenix will reasonably consult with Astellas concerning Adverse Drug Experience reporting to the FDA and communications related to Promotional matters with the FDA or other Governmental Authorities that could reasonably be considered to be material to the Product, including regulatory responses to follow up inquiries regarding Adverse Drug Experiences. Zogenix will provide to Astellas a copy of all draft responses related to such matters [***] and will endeavor to provide such responses at least [***] in advance of their submission (to the extent allowable under Legal Requirements), and will consider in good faith any comments provided to Zogenix by Astellas.

(b) Astellas shall not, without the consent of Zogenix, correspond or communicate with the FDA or with any other Governmental Authority, whether within the Territory or otherwise, concerning the Product, or otherwise take any action concerning any Regulatory Approval under which the Product is sold or any application for Regulatory Approval of the Product; provided that during the Term, Astellas shall have the right to do so: (i) if Astellas believes in good faith that it is necessary to do so to comply with the terms of this Agreement or any Legal Requirement (including without limitation state or local Legal Requirements related to marketing activities undertaken by Astellas or the Astellas Sales Force), or (ii) at the request of a Governmental Authority (provided that, where practicable, Astellas shall have requested that such Governmental Authority communicate with Zogenix instead), and in each such case, ((i) or (ii)), to the extent permitted by Legal Requirements and not prohibited by the Governmental Authority, Astellas shall give Zogenix notice as soon as reasonably practicable of such communication and, to the extent practicable, shall permit Zogenix to accompany Astellas, take part in any such communications and receive copies of all such communications. Astellas shall within [***] after receipt of any communication from the FDA or from any other Governmental Authority relating to the Product, to the extent so permitted by Legal Requirements and not so prohibited by the FDA or the applicable Governmental Authority, forward a copy of the same to Zogenix and reasonably respond to all inquiries by Zogenix relating thereto. If Astellas is required by Legal Requirements to communicate with the FDA or with any other Governmental Authority relating to the Product or is requested to do so by the FDA or the Governmental Authority, then Astellas shall so advise Zogenix, to the extent practicable and permitted by Legal Requirements and not prohibited by the FDA or the Governmental Authority, within [***] and shall provide Zogenix in advance with a copy of any proposed written communication, or a written summary of any proposed oral communication with the FDA or any other Governmental Authority. Astellas shall comply with any and all reasonable direction of Zogenix concerning any meeting or written or oral communication with the FDA or any other Governmental Authority relating to the Product unless otherwise required by Legal Requirements or otherwise requested by the FDA or the other Governmental Authority.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 5.5 Product Complaints

Astellas shall refer any oral or written Product Complaints which it receives concerning the Product to Zogenix within [***] of its receipt thereof; provided, that all Product Complaints concerning suspected or actual Product tampering, contamination or mix-up shall be delivered within [***] its receipt thereof. Astellas shall not take any other action in respect of any such Product Complaint without the consent of Zogenix unless otherwise required by applicable Legal Requirements. At Zogenix’s request, Astellas will reasonably cooperate with Zogenix to resolve any Product Complaints and Zogenix shall reimburse Astellas for its reasonable, out-of-pocket expenses for such cooperation. All Product Complaints shall be directed to the attention of Zogenix’s Vice President, Regulatory Affairs, at Zogenix’s address set forth in Section 13.1 (or to Zogenix’s designated Third Party vendor providing such services to Zogenix, at Zogenix’s request). Zogenix shall provide Astellas with a summary of all Product Complaints received directly or indirectly by Zogenix no less than once per Agreement Month; provided, however, that Zogenix shall provide Astellas with all Product Complaints concerning suspected or actual Product tampering, contamination, or mix-up within [***] hours of its receipt thereof.

Section 5.6 Adverse Drug Experience Reports

(a) Each Party shall notify the other: (i) of all Serious Adverse Drug Experience Reports within [***] of the time such Serious Adverse Drug Experience Report becomes known to such Party (including its employees); and (ii) of all Adverse Drug Experience Reports within [***] of the time such Adverse Drug Experience Report becomes known to such Party (including its employees).

(b) Except as may otherwise be required by Legal Requirements, (i) Astellas shall not disclose any information concerning Adverse Drug Experience Reports or Serious Adverse Drug Experience Reports to any Person or Governmental Authority without the prior consent of Zogenix; and (ii) Zogenix shall have the sole discretion to determine whether any Product Complaint, Adverse Drug Experience Report or Serious Adverse Drug Experience Report must be reported to the FDA or any other Governmental Authority.

(c) All follow-up investigations concerning Adverse Drug Experience Reports and Serious Adverse Drug Experience Reports shall be conducted by Zogenix or its appointed Third Party vendor to which Zogenix has delegated such authority; provided that Astellas shall have the right to participate in such investigations upon its request. At Zogenix’s request, Astellas shall provide all reasonable cooperation with any such follow-up investigation. Zogenix shall reimburse Astellas for its reasonable, out-of-pocket expenses for such cooperation.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(d) The Parties will enter into a separate and more detailed pharmacovigilance agreement, consistent with the terms of this Agreement, reasonably in advance of the Promotion Commencement Date. Zogenix shall maintain, at its sole expense, the global safety database relating to the Product, and shall be responsible for complying with all reporting and other applicable Legal Requirements related thereto.

Section 5.7 Recalls or Other Corrective Action

Zogenix shall have sole responsibility for and shall make all decisions with respect to any recall (including recall of packaging and promotion materials), market withdrawals, or any other corrective action related to the Product. Zogenix shall promptly consult with Astellas with respect to any such actions proposed to be taken by Zogenix (and in all events reasonably in advance of the taking of such actions), including all actions that are reasonably likely to result in a material adverse effect on the marketability of the Product in the Territory. At Zogenix’s request, Astellas shall provide reasonable assistance to Zogenix in conducting such recall, market withdrawal, or other corrective action (including retrieving Samples distributed by the Astellas Sales Force to Professionals). [***].

Section 5.8 Assistance

Each Party agrees to provide to the other Party all reasonable assistance, and to take all actions reasonably requested by the other Party, in each case that are reasonably necessary to enable the other Party to comply with any Legal Requirement applicable to the Product in the Territory. Except as otherwise expressly provided herein, [***], except to the extent [***].

ARTICLE VI

MANUFACTURING AND SUPPLY; SALES; PRICING

Section 6.1 Obligations of Zogenix

(a) In accordance with the provisions of this Agreement and all applicable Legal Requirements, Zogenix shall, at its cost and expense, use commercially reasonable efforts to perform or cause to be performed all Product manufacture, labeling, packaging, warehousing, distribution and return, order entry, payment processing, customer services and all other activities to supply and distribute the Product in the Territory.

(b) Zogenix shall use commercially reasonable efforts to ensure Timely Supply of (i) the Product ordered by Third Party wholesalers, other distributors or retailers in the Territory commencing with the month in which the Promotion Commencement Date occurs; provided that Zogenix shall not be required to supply in any rolling [***] period an aggregate quantity of the Product in excess of [***] of the aggregate quantity of the Product forecasted for such [***] period in the Volume Forecast most recently approved by the JSC prior to such Agreement Month, and (ii) Samples ordered by Astellas in accordance with Section 6.5.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) In addition, Zogenix shall use commercially reasonable efforts to maintain during each Agreement Month commencing [***] after Launch, the amount of Safety Stock for such [***].

Section 6.2 Volume Forecasts; Sample Forecasts

(a) At least [***] prior to the beginning of each Agreement Quarter ending after the Promotion Commencement Date, the JPT shall prepare, in accordance with Article III, and submit to the JSC a written forecast, by month, of the expected Trade Demand during the [***] period beginning with such Agreement Quarter, which forecast shall be prepared by the JPT in good faith.

(b) No later than [***] following [***], the Parties shall agree upon a written forecast, by month, of the expected Trade Demand during the twenty-four (24) month period following the Effective Date (the “Initial Volume Forecast”). Thereafter, at least forty five (45) days prior to the beginning of each Agreement Quarter beginning with January 1, 2010, the JSC shall approve, in accordance with Article , a written forecast, by month, of the expected Trade Demand during the twenty-four (24) month period beginning with such Agreement Quarter (the “Volume Forecast” for such Agreement Quarter). If the JSC does not approve a Volume Forecast for an Agreement Quarter, such Volume Forecast shall be determined in accordance with Section .

(c) No later than [***], the Parties shall agree upon (i) the aggregate number of Sample units available to be utilized in the Territory (including Sample units to be held by each Party as safety stock of Sample units), by month, during the Launch Period and (ii) the allocation, by month, of such number of Sample units between Zogenix and Astellas (the “Initial Sample Forecast”).

(d) At least [***] prior to the beginning of each Agreement Quarter ending after the Launch Period, the JPT shall determine, in accordance with Article III: (i) the aggregate number of Sample units available to be utilized in the Territory (including Sample units to be held by each Party as safety stock of Sample units), by month, during the twelve- (12-) month period beginning with such Agreement Quarter; and (ii) the allocation, by month, of such number of Sample units between Zogenix and Astellas (the “Sample Forecast”). Each Sample Forecast shall be determined by the JPT in good faith and shall reflect the levels of Astellas Promotional Effort and Zogenix Promotional Effort set forth in the Commercial Plan in effect for the period covered by such Sample Forecast and reasonable quantities of Sample units to be held by each Party as safety stock of Sample units.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(e) In the event that Trade Demand in any Agreement Month exceeds the quantity forecasted for such Agreement Month in the Volume Forecast most recently approved by the JSC prior to such Agreement Month, then the Parties shall work in good faith to address such shortfall, including by allowing Safety Stock to temporarily fall below the level required by Section 6.1(c), reallocating Sample production to trade, and other such measures as the Parties may agree.

(f) If the JSC fails to timely approve a Volume Forecast for any Agreement Quarter pursuant to Section 6.2(b), then the Volume Forecast most recently approved by the JSC shall continue to serve as the Volume Forecast for the Agreement Quarter in dispute until an updated Volume Forecast is adopted by the JSC or determined by an arbitrator pursuant to Section 15.1 (which for clarity, in the case of a Volume Forecast determined through arbitration, shall not be retroactive). Any Volume Forecast adopted by the arbitrator pursuant to Section 15.1 shall serve as the Volume Forecast (as if adopted by the JSC) from and after the first day of the first Agreement Month following final determination by the arbitrator.

Section 6.3 [***]

(a) Zogenix shall provide to Astellas [***] and [***] in each case, ((i) and (ii)), within [***] following the beginning of each Agreement Month ending after the Promotion Commencement Date (or, if later, within [***] after such information becomes available to Zogenix).

(b) Not later than the [***] of each Agreement Month, Zogenix shall provide to Astellas reports (in a format reasonably agreed by the Parties) specifying:

[***].

(c) Zogenix shall promptly (and in no event later than five (5) days) inform Astellas of any back-order situations (collectively, “Back Order Events”), and the Parties shall work in good faith to establish a remediation plan for any such Back Order Events.

(d) If reasonably requested by either Party, Astellas and Zogenix shall discuss in good faith the potential business impact of the data provided in the foregoing reports and notifications, and potential contingency plans to improve situations that may impact Zogenix’s ability to satisfy Trade Demand.

Section 6.4 Sales; Pricing

(a) Zogenix or its Affiliates shall book all sales of the Product in the Territory and shall be responsible for entering into any contracts and other arrangements with any Person regarding the sale of the Product. Subject to Sections 3.3 and 3.7, Zogenix shall be responsible for establishing and approving the form, content, and terms and conditions of contracts and other arrangements, including any discount, allowance, rebate, chargeback, or other term granted therein. Zogenix shall use commercially reasonable efforts to obtain favorable terms under such contracts, including with respect to Selected Deductions. Zogenix shall contract with wholesalers, other distributors, and retailers in the Territory without regard to Zogenix’s relative interests in the Zogenix Segment compared to the Astellas Segment, and shall not discriminate in favor of the Zogenix Segment at the expense of the Astellas Segment.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) During the period commencing on the Effective Date and ending on the date forty-five (45) days following the Effective Date (or such other date thereafter as the Parties may agree), the Parties shall discuss in good faith the possibility of Astellas (by and through its contractors or Affiliates) providing certain services with respect to Product in the Territory, including trade, distribution, and managed care contracting support on terms to be agreed by the Parties.

Section 6.5 Samples

(a) Zogenix shall provide or cause to be provided to Astellas, as ordered by Astellas hereunder, samples of the Product that are not for sale and are distributed with no fee associated (“Samples”) to be distributed by Astellas solely in connection with the performance of Details to Professionals in accordance with this Agreement.

(b) Astellas shall place Sample Orders with Zogenix for Samples at least [***] in advance of the required date of delivery set forth in such Sample Orders. Unless Zogenix consents, Astellas shall not order for delivery in any month a quantity of Samples in excess of the quantity of Samples allocated to Astellas for such month in the Initial Sample Forecast or the Sample Forecast most recently determined by the JPT prior to the submission of the applicable Sample Order, as applicable. [***] after a Sample Order is received by Zogenix, Zogenix shall be deemed to have accepted such Sample Order provided that such Sample Order complies with the ordering requirements of this Section 6.5(b).

(c) Zogenix shall deliver all Samples ordered by Astellas in accordance with Section 6.5(b) to Astellas [***] by the required delivery date specified in each Sample Order, and [***]. Astellas shall be responsible for distributing the Samples to its Sales Representatives in a timely manner. Zogenix shall invoice Astellas, at the time of shipment, for each shipment of Samples, at the [***] payment due to Zogenix within [***] the invoice date.

(d) Samples supplied by Zogenix to Astellas shall be used by Astellas solely in performing Details to Professionals in accordance with this Agreement. Upon its receipt of Samples, Astellas shall be solely responsible for accountability and compliance with the PDMA for the Astellas Sales Force, and other applicable Legal Requirements relating to the distribution of such Samples by the Astellas Sales Force, and shall be responsible for adherence by its Sales Representatives to such Legal Requirements. Astellas shall also be responsible for securing the return and appropriate disposal of and reconciling existing Sample inventories from discontinued Astellas Sales Representatives.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 6.6 Manufacturing Matters; Inability to Supply.

(a) Zogenix shall promptly inform Astellas in the event that Zogenix becomes aware of any matters which might reasonably be expected to (i) result in a failure to supply Product or Samples in accordance with Section 6.1(b) hereof, or (ii) otherwise have an adverse impact on the ability to supply trade Product or Samples in a timely manner; including, in each case, ((i) and (ii)), any such matters relating to the availability or production of Components.

(b) Notwithstanding the generality of the foregoing, Zogenix agrees to notify Astellas within [***] after Zogenix has become aware of any event or circumstance related to the manufacture of the Product that might reasonably be expected to impact the safety or efficacy of Product that has been released by Zogenix or that might reasonably be expected to cause such released Product to be adulterated or misbranded within the meaning of the Act.

(c) Without limitation of any other remedy available to Astellas, in the event that in any Agreement Month Zogenix and its Affiliates have insufficient inventory of Product to satisfy Trade Demand in the Territory and trade demand outside of the Territory during such month: (i) Zogenix shall notify Astellas of the shortage as soon as possible; (ii) Zogenix shall allocate for sale in the Territory, an amount of Product no less than [***], divided by [***]; and (iii) Zogenix shall distribute Product in the Territory by allocating such Product in accordance with [***].

(d) Without limitation of any other remedy available to Astellas, in the event that in any Agreement Month Zogenix has insufficient inventory of Samples to fulfill its delivery requirements for such month pursuant to Sample Orders submitted by Astellas in accordance with Section 6.5(b): (i) Zogenix shall notify Astellas of the shortage as soon as possible; and (ii) Zogenix shall allocate for distribution as Samples to Astellas a quantity of Sample units no less than [***], divided by [***].

ARTICLE VII

COMPENSATION; RECORDKEEPING; AUDITS

Section 7.1 Astellas Up-Front and Milestone Payments

(a) In partial consideration for the rights granted to Astellas hereunder, prior to the Effective Date Astellas has paid to Zogenix, and Zogenix acknowledges receipt of, [***].

(b) In partial consideration for the rights granted to Astellas hereunder, Astellas shall pay to Zogenix the following milestone payments:

(i) [***], payable five (5) Business Days following the Effective Date;

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii) [***], payable within [***] of (x) [***];

(iii) [***], payable within [***] 9.3(a); and

(iv) [***], payable within [***].

(v) Notwithstanding anything contained in this Section 7.1(b):

(A) if Astellas terminates this Agreement pursuant to Section 8.2(a)(i), the milestone described in Section 7.1(b)(i) shall be refundable in full and the milestone described in Section 7.1(b)(ii) shall not be payable;

(B) if Astellas terminates this Agreement pursuant to Section 8.2(b)(ii), the milestone described in Section 7.1(b)(i) shall not be refundable (except pursuant to Section 8.4(d)), the milestone described in Section 7.1(b)(ii) shall be refundable in full, and the milestone described in Section 7.1(b)(iii) shall not be payable; and

(C) if Astellas terminates this Agreement pursuant to Section 8.2(b)(iii), the milestones described in Sections 7.1(b)(i) and 7.1(b)(ii) shall not be refundable (except pursuant to Section 8.4(d)), the milestone described in Section 7.1(b)(iii) shall be refundable in full, and the milestone described in Section 7.1(b)(iv) shall not be payable.

In order to permit Astellas to review and consider matters relating to the achievement of the milestones set forth in this Section 7.1(b), Zogenix shall provide to Astellas such information and final documents that Astellas reasonably requires as such information and documents are generated by or become available to Zogenix.

Section 7.2 A&P Expenses

Each Party shall be responsible for and shall pay, in accordance with the terms hereof, (i) [***] of all Shared A&P Expenses, and (ii) such Party’s [***] of Allocated A&P Expenses, in each case incurred by either Party during the Term in accordance with the then-current Commercial Plan (including the then-current Base Brand A&P Budget) (such Shared A&P Expenses and [***] of Allocated A&P Expenses, “Co-Funded A&P Expenses”); provided that Zogenix shall be responsible for and shall pay [***]. For clarity, any A&P Expenses incurred by a Party (or any of its Affiliates) that are not included in the then-current Base Brand A&P Budget or that are in excess of the amounts set forth in the then-current Base Brand A&P Budget shall not constitute Co-Funded A&P Expenses.

Section 7.3 Certain Medical Affairs Expenses

Each Party shall be responsible for and shall pay, in accordance with the terms hereof, [***] (i.e., relating to medical affairs activities) and (ii) approved in advance by the JMT (“Co-Funded Medical Affairs Expenses”). For clarity, any costs and expenses incurred by Zogenix (or any of its Affiliates) in connection with the performance of its obligations under Section 4.9 that are not approved by the JMT or are in excess of the amounts approved by the JMT shall not constitute Co-Funded A&P Expenses, and Astellas shall not have any obligation to pay any share of such costs and expenses.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 7.4 Expenses Associated with Certain Phase IV Studies

Each Party shall be responsible for and shall pay, in accordance with the terms hereof, such Party’s [***] (as agreed in advance by the Parties in writing, it being understood that the costs and expenses of the study contemplated by the Parties as of the Effective Date, if the Parties agree to collaborate with respect to such Phase IV Clinical Studies, shall be [***], but that the allocated share of all other Post-Effective Date costs and expenses [***]) of Post-Effective Date costs and expenses (i) paid by a Party (or its Affiliates) to Third Party contractors and vendors (including clinical research organizations) engaged in connection with the performance of a Phase IV Clinical Study with respect to which the Parties have agreed (in advance in writing) to collaborate under this Agreement, and (ii) approved in advance by the JMT (“Co-Funded Phase IV Expenses”). For clarity, any costs and expenses incurred by a Party (or any of its Affiliates) in connection with (i) the performance of any Phase IV Clinical Study other than one with respect to which the Parties have agreed to collaborate, or (ii) the performance of a Phase IV Clinical Study with respect to which the Parties have agreed to collaborate but that are in excess of the amounts approved by the JMT, in each case, ((i) and (ii)), shall not constitute Co-Funded A&P Expenses, and the other Party shall not have any obligation to pay any share of such costs and expenses incurred by the other Party.

Section 7.5 Other Expenses

Each Party shall bear and be solely responsible for all costs and expenses paid by it in connection with the Promotion of the Product and the performance of its obligations hereunder, which costs and expenses are not Co-Funded A&P Expenses, Co-Funded Medical Affairs Expenses, or Co-Funded Phase IV Expenses. Without limitation to the foregoing, each Party will bear any Excluded Expenses (except Excluded Expenses that are Co-Funded Medical Affairs Expenses or Co-Funded Phase IV Expenses) it incurs.

Section 7.6 Quarterly Payment of Expenses

Each Party shall submit to the other Party written reports containing detailed descriptions of all Co-Funded A&P Expenses, Co-Funded Medical Affairs Expenses, and Co-Funded Phase IV Expenses, in each case paid by the Party during the applicable period in accordance with the Commercial Plan (in the case of A&P Expenses) or Committee approvals (in the case of Co-Funded Medical Affairs Expenses and Co-Funded Phase IV Expenses). Each Party shall provide written reports setting forth a good faith estimate of such expenses with respect to each Agreement Month within [***] after the end of each Agreement Month, and shall provide written reports of the actual expenses with respect to each Agreement Quarter within [***] after the end of each Agreement Quarter. As soon as reasonably practicable after the exchange of such quarterly reports, Zogenix shall calculate and provide a statement to Astellas reflecting (a) the total amount of Co-funded A&P Expenses, Co-Funded Medical Affairs Expenses and Co-Funded Phase IV Expenses paid by both Parties collectively in accordance with this Agreement during such Calendar Quarter, and (b) the amount of Co-funded A&P Expenses, Co-Funded Medical Affairs Expenses and Co-Funded Phase IV Expenses payable by each Party pursuant to Section 7.2, 7.3, or 7.4, respectively, with respect to such Agreement Quarter (the “Quarterly Expense Share”). Not later than thirty (30) days after the end of each Agreement Quarter, each Party shall make reconciling payments to the other as necessary to ensure that each Party bears its Quarterly Expense Share with respect to the applicable period; provided that Zogenix may offset any Quarterly Expense Share reconciliation payments due to Zogenix by Astellas hereunder against the Service Fee owed to Astellas for the applicable period.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 7.7 Service Fees and Adjustment Payments

(a) In partial consideration for Astellas’s performance of its obligations under this Agreement, Zogenix shall pay to Astellas (i) a service fee (the “Service Fee”) equal to [***] Astellas Net Sales for each Agreement Month during the Term, and (ii) any annual reconciliation payment required under Section 7.7(d).

(b) Within [***] after the end of each Agreement Month, Zogenix shall provide to Astellas a written report setting forth a good faith estimate of the gross invoiced sales of Product to Third Parties in the Territory during such Agreement Month. Within [***] following the end of each Agreement Month, Zogenix shall provide Astellas with a statement in a mutually agreeable format setting forth: (i) [***]. If any material discrepancies are identified, Zogenix and Astellas shall work collaboratively to make the necessary corrections with respect to the measurement of Units dispensed and any necessary changes to Astellas Net Sales calculations hereunder. For the purposes of the preceding sentence, a “material discrepancy” shall be any discrepancy [***]. Such collaboration as contemplated in this Section 7.7(b) shall take into account all reasonably relevant and available information as relates to both the number of Units dispensed and Units measured by wholesaler reported outflow and returns, including in the case of wholesaler outflow and returns, information with respect to current retailer inventory levels, wholesaler outflow to institutions, and any other outflow not related to the retail or mail order segments.

(c) The Service Fee will be paid to Astellas following each Agreement Quarter with respect to each Agreement Month within such Agreement Quarter within [***] after the end of the Agreement Quarter, subject to offset as set forth in Sections 7.6 and 7.7.

(d) No earlier than the end of the second full calendar quarter following the end of each Agreement Year (or as otherwise agreed by the Parties), Zogenix shall perform a true-up for all Net Sales with respect to each Agreement Quarter in such Agreement Year. Such true-up shall reconcile the Deductions that were incurred with respect to such Net Sales with the Deductions that were accrued or estimated with respect thereto. Each Party shall make reconciling payments to the other as necessary to effect such true-up with respect to the Service Fees paid for the Agreement Year. Zogenix shall provide to Astellas such reconciliation no later than [***] the end of the second full calendar quarter following the end of the Agreement Year. If Zogenix is required to make a payment to Astellas to effect such reconciliation, then Zogenix shall provide such payment to Astellas along with such reconciliation. If Astellas is required to make a payment to Zogenix to effect such reconciliation, Zogenix shall offset such payment against future amounts owed by Zogenix to Astellas pursuant to Section 7.7(c) (or, following the expiration or termination of this Agreement, Astellas shall make such payment directly to Zogenix within [***] following receipt of the reconciliation). Zogenix shall provide to Astellas, along with the reconciliation, all documentation reasonably requested by Astellas in a form to be agreed by the Parties to document the reconciliation.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 7.8 Tail Payments

Following the Term, except as set forth in Section 8.4, Zogenix shall pay Astellas the following payments based on Astellas Net Sales during the last full twelve (12) months of Astellas [***] (such period, the “Final Astellas Promotional Period;” each such payment, a “Tail Payment”):

(a) On the [***] of the last day of the Final Astellas Promotional Period, an amount equal to [***] of the Astellas Net Sales during the Final Astellas Promotional Period; and

(b) On the [***] of the last day of the Final Astellas Promotional Period, an amount equal to [***] of the Astellas Net Sales during the Final Astellas Promotional Period.

Section 7.9 Maintenance of Records; Audits

(a) Each Party shall maintain the following books and records:

(i) Books and records documenting the Party’s compliance with applicable Legal Requirements and the applicable requirements of Articles IV, V, and VI (“Compliance Records”). The Compliance Records shall include the Party’s policies and procedures concerning compliance with applicable Legal Requirements and the requirements of Articles IV, V, and VI then in effect, and records of any investigations and remedial and disciplinary actions taken to address material violations of applicable Legal Requirements or the requirements of Articles IV, V, or VI.

(ii) Books and records documenting the Party’s performance of its Promotional efforts hereunder, including books and records documenting (A) the number of individual Sales Representatives Promoting the Product in each Agreement Month, (B) all Vacancies in the Sales Force Promoting the Product, (C) all Details performed by each Sales Representative with respect to the periods in which these metrics are applicable, including the Professionals called upon and whether the Details were P1 Details, P2 Details, or Co-P2 Details, and (D) Incentive Compensation weightings for each Sales Representative with respect to the periods in which these metrics are applicable (provided that Parties shall not be obligated to share those aspects of Incentive Compensation plans that are not required to be shared to demonstrate Incentive Compensation weighting) (“Promotion Records”).

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii) Books and records documenting the Party’s performance of its training obligations hereunder (“Training Records”).

(iv) Books and records documenting Co-funded A&P Expenses, Co-Funded Medical Affairs Expenses, and Co-Funded Phase IV Expenses (“Expense Records”).

(v) In the case of Zogenix, books and records documenting all Sample Orders, Sample Forecasts, Volume Forecasts, and Trade Demand, and Zogenix’s levels of Safety Stocks, Sample Orders fulfilled, Samples and Product distributed by Zogenix in the Territory, Samples and Product distributed outside the Territory, and manufacturing, supply, and shipping records, and in the case of Astellas, books and records documenting all Samples distributed by Astellas in the Territory (with respect to a Party, its “Volume Records”).

(vi) In the case of Zogenix, books and records documenting gross invoiced sales of Product in the Territory, Deductions, Astellas Segment Dispensed Units, and Territory Invoiced Units during each Agreement Month in the Agreement Year, and any related adjustments and reconciliations for each Agreement Year (“Net Sales Records”).

(b) Such books and records shall be maintained for the greater of three (3) years after the end of the calendar year to which such books and records pertain, and such additional period as is required by applicable Legal Requirements. Such books and records shall be complete and accurate, and maintained, when applicable, with such Party’s accounting practices, consistently applied. Such books and records shall be maintained in sufficient detail and only for the purpose of enabling a Third Party to (i) in the case of Compliance Records, verify the Party’s compliance with Legal Requirements and the applicable requirements of Articles IV, V, and VI, (ii) in the case of Promotion Records, verify the Party’s performance of its Promotion obligations hereunder, (iii) in the case of Training Records, verify the Party’s performance of its training obligations hereunder, (iv) in the case of Expense Records, verify the accuracy of the expenses shared between the Parties hereunder, (v) in the case of Volume Records, verify Zogenix’s compliance with its supply obligations hereunder with respect to the delivery of Samples and Product, and verify Sample Forecasts and Volume Forecasts made, (vi) in the case of Volume Records, verify Astellas’s compliance with its obligations hereunder with respect to delivery of Samples, and (vii) in the case of Net Sales Records, verify the calculation of Net Sales, Service Fees, Tail Payments, and Royalty Payments.

(c) Upon thirty (30) days prior written notice, such books and records shall be made available for audit during business hours by an independent certified public accounting firm designated by the other Party and reasonably acceptable to the Party being audited for the purposes set forth in Section 7.9(b). Each Party shall cooperate with the audit. A Party may exercise this audit right no more frequently than once in each period of twelve (12) consecutive months; provided that (i) if the audit reveals that the audited Party is or was not in material compliance with Legal Requirements or the requirements of Articles IV, V, or VI or its obligations hereunder, or (ii) if the audit reveals that the audited Party incorrectly reported or calculated expenditures, payments, Net Sales figures, Astellas Net Sales figures, Territory Invoiced Unit or Astellas Segment Dispensed Unit figures, or the adjustments or reconciliations contemplated in Section 7.7(d), and the amount of such discrepancy is at least [***] of the aggregate amount that should have been reported or calculated for the period examined, then (A) the audited Party shall promptly implement corrective actions reasonably acceptable to the auditing Party to thereafter ensure compliance or accurate reporting, as applicable, and (B) the auditing Party shall have the right to conduct such additional audits during the following twelve (12) months as may be reasonably required by such auditing Party to determine whether the audited Party has appropriately remedied such non-compliance or inaccurate reporting, as applicable.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(d) If the audit concludes that additional payments were owed or that excess payments were made during such period, the owing Party shall pay the additional payments or the receiving Party shall reimburse such excess payments within forty-five (45) days.

(e) The fees and expenses of the auditor shall be borne by the auditing Party; provided, however, that if the audit reveals that the audited Party is or was not in material compliance with Legal Requirements or the requirements of Articles IV, V, or VI or its obligations hereunder, or has reported or calculated incorrectly expenditures, payments, Net Sales figures, Astellas Net Sales figures, Territory Invoiced Unit or Astellas Segment Dispensed Unit figures, or the adjustments or reconciliations contemplated in Section 7.7(d), and the amount of such discrepancy is at least [***] of the aggregate amount that should have been reported or calculated for the period examined, then the audited Party shall pay the entire amount of the audit fees and expenses.

(f) If the audited Party disputes the audit, such Party promptly shall notify the other Party in writing and the Parties shall use good faith efforts to resolve such dispute. If the Parties are unable to resolve such dispute within thirty (30) days after such written notice, an independent accounting firm mutually agreed to by the Parties (the costs of which shall be paid one-half by each Party) shall resolve such dispute and such accounting firm’s resolution shall be final and binding on the Parties. Each Party shall cooperate with such accounting firm’s investigation.

Section 7.10 Payments

Any payments required to be made under this Agreement shall be made in United States dollars via wire transfer of immediately available funds to such bank account as a Party shall designate in writing prior to the date of such payment. All payments shall bear interest from the date due until paid at a rate equal to the prime rate effective for the date that payment was due [***], as quoted by the Wall Street Journal, New York Edition, on the date such payment was due, or, if less, the maximum rate permitted by applicable law.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 7.11 Zogenix Segment/Astellas Segment

If at any time during the Term either Party reasonably determines that the Specialty Level Data fails to, or is likely to fail to, reasonably accurately reflect the portion of Net Sales attributable to prescriptions written by Professionals in the Zogenix Segment or the Astellas Segment (whether as a result of Professionals opting out of Wolters Kluwer (or such other mutually agreed upon source) or otherwise), the Parties shall negotiate in good faith with respect to implementing a revised manner of measuring the portion of Net Sales attributable to prescriptions written by Professionals in the Zogenix Segment and the Astellas Segment. The Parties shall consider in their discussions any other customary manner of determining similar information in similar circumstances.

ARTICLE VIII

TERM AND TERMINATION

Section 8.1 Term

(a) The term of this Agreement shall commence on the Effective Date and shall continue, unless terminated sooner in accordance with this Article VIII, until (i) June 30, 2013, or (ii) if the Promotion Commencement Date has not occurred on or before January 31, 2010, forty-two (42) months following the Promotion Commencement Date (the “Initial Term”). The Initial Term may be extended as set forth in Section 8.1(b) (the Initial Term, as may be extended, the “Term”).

(b) Astellas shall have a one-time option (the “Term Extension Option”) to extend the Initial Term by an additional twelve (12) months. Astellas may exercise the Term Extension Option by written notice to Zogenix at any time during the period beginning on [***] and ending on [***] (the “Option Exercise Period”). Such written notice shall be accompanied by a one-time, non-refundable, non-creditable payment to Zogenix in the amount of [***] (the “Option Payment”). Upon receipt by Zogenix of the Option Payment during the Option Exercise Period, the Initial Term shall automatically be extended through (i) June 30, 2014, or (ii) if the Promotion Commencement Date of the Product has not occurred on or before January 31, 2010, fifty-four (54) months following the Promotion Commencement Date.

Section 8.2 Early Termination

(a) Astellas Termination Rights. Astellas shall have the following termination rights:

(i) Astellas may terminate this Agreement upon written notice to Zogenix if the milestone described in Section 7.1(b)(ii) is not achieved by October 15, 2009.

(ii) Astellas may terminate this Agreement upon written notice to Zogenix if the milestone described in Section 7.1(b)(iii) is not achieved by January 1, 2010.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii) Astellas may terminate this Agreement upon written notice to Zogenix if the milestone described in Section 7.1(b)(iv) is not achieved by April 1, 2010.

(iv) Astellas may terminate this Agreement for any reason or no reason by providing one hundred eighty (180) days’ prior written notice to Zogenix; provided that such notice may not be provided at any time before September 30, 2010.

(v) Astellas may terminate this Agreement by providing ninety (90) days’ prior written notice to Zogenix in the event of a Zogenix Change of Control; provided, however, that such notice of termination must be delivered to Zogenix no later than thirty (30) days following receipt by Astellas of notice by Zogenix of the occurrence of a Zogenix Change of Control; provided, further, that Zogenix may provide written notice to Astellas in advance of the occurrence of a Zogenix Change of Control (and along with such notice Zogenix shall provide the identity of the counterparty(ies) in the Zogenix Change of Control transaction and such other information reasonably necessary to assure Astellas of the ability of the surviving entity in the transaction to satisfy Zogenix’s obligations under this Agreement), and following such notice (and the provision of the other required information), Astellas shall have thirty (30) days to provide notice to Zogenix of its intention to terminate this Agreement pursuant to this Section 8.2(a)(v), such notice to be provided to Zogenix in writing. For clarity, if Zogenix provides the notice referred to herein in advance of the occurrence of a Zogenix Change of Control (along with the other information required pursuant to this Section 8.2(a)(v)) and Astellas does not comply with its notice requirements with respect to its intention to terminate, Astellas thereafter shall have no right to terminate this Agreement in connection with such Zogenix Change of Control pursuant to this Section 8.2(a)(v).

(vi) Astellas may terminate this Agreement immediately upon written notice to Zogenix in any of the following circumstances: (A) any Governmental Authority takes any action or raises any objection that prevents Astellas from performing its obligations under this Agreement or makes such activity unlawful; (B) a Zogenix Supply Failure occurs; (C) a Third Party (x) asserts in writing that the using, making, having made, selling, offering for sale, or importing of the Product infringes an issued patent in the Territory controlled by such Third Party, and Zogenix’s patent counsel has not, within thirty (30) days of Zogenix’s receipt of such written assertion, rendered a written opinion that the assertions are without merit, or (y) files an action making such assertions; or (D) Zogenix materially breaches its Zogenix [***] obligation, and such breach remains uncured ninety (90) days following written notice from Astellas reasonably specifying the nature of such material breach.

(b) Zogenix Termination Rights. Zogenix may terminate this Agreement with ninety (90) days’ prior written notice to Astellas if Astellas materially breaches its Astellas [***] obligation (and such material breach must be described with reasonable specificity in such notice); provided that with respect to the first such material breach with respect to which Zogenix has provided notice to Astellas pursuant to this Section 8.2(b) in any twelve- (12-) month period, such termination shall not become effective if Astellas cures the material breach within such ninety- (90-) day period. For the avoidance of doubt, with respect to the second or any subsequent material breach within any twelve- (12-) month period with respect to which Zogenix has provided notice to Astellas pursuant to this Section 8.2(b), the termination shall become effective at the end of such ninety- (90-) day period, notwithstanding any cure by Astellas.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) Mutual Termination Rights.

(i) Either Party shall have the right to terminate this Agreement immediately upon written notice to the other Party in the event of a large-scale recall or withdrawal of the Product from the Territory resulting from a significant safety risk inherent in the Product and not due to tampering, a remediable manufacturing problem, or other defect that can be cured with respect to the Product manufactured after such risk is discovered.

(ii) Either Party shall have the right to terminate this Agreement upon ninety (90) days’ prior written notice to the other Party if (x) the [***] Threshold (as defined with respect to the applicable periods below) and (y) solely in the case of the period set forth in Section 8.2(c)(ii)(C) below, the [***] Threshold (as defined with respect to the applicable periods below) are not achieved in any of the periods set forth below. Such notice shall be given within thirty (30) days after the first date on which the Net Sales data and Demand Unit data (solely in the case of the period set forth in Section 8.2(c)(ii)(C)) for the relevant period are provided to Astellas by Zogenix pursuant to Section 7.7(b). If the Promotion Commencement Date is delayed beyond January 31, 2010, the Parties will renegotiate in good faith the [***] Thresholds and the [***] Threshold to reflect the expected impact of such delay.

(A) For the period commencing on January 1, 2010, and ending on September 30, 2010, the “[***] Threshold” will be [***] of aggregate Net Sales in the Territory for the period and there will be no “[***] Threshold.”

(B) For the period commencing on January 1, 2010, and ending on December 31, 2010, the “[***] Threshold” will be [***] of aggregate Net Sales in the Territory for the period and there will be no “[***] Threshold.”

(C) For the period commencing on January 1, 2011, and ending on December 31, 2011, the “[***] Threshold” will be [***] of aggregate Net Sales in the Territory for the period and the “[***] Threshold” will be [***].

Notwithstanding the foregoing, if Zogenix fails to Timely Supply Product in amounts sufficient to meet the agreed-upon 2010 Volume Forecasts or the 2011 Volume Forecasts, as applicable, Zogenix shall not have the right to terminate this Agreement pursuant to this Section 8.2(c)(ii).

(iii) Except with respect to events giving rise to early termination elsewhere in this Section 8.2, either Party may terminate this Agreement with sixty (60) days’ prior written notice to the other Party in the event of a material failure of the other party to comply with its material obligations contained in this Agreement (and such material failure must be described with reasonable specificity in such notice); provided that such termination shall not become effective if the breaching Party cures the material failure within such sixty- (60-) day period. Notwithstanding the previous sentence, in the case of a material failure of Zogenix to comply with its Safety Stock obligations under Section 6.1, Astellas shall provide ninety (90) days’ prior written notice, and such termination shall not become effective with respect to the first such material failure with respect to such Safety Stock obligations in any twelve- (12-) month period if Zogenix cures the material failure within such ninety- (90-) day period. For the avoidance of doubt, with respect to the second or any subsequent material failure with respect to such Safety Stock obligations within any twelve (12) month period with respect to which Astellas has provided notice to Zogenix pursuant to this Section 8.2(c)(iii), the termination shall become effective at the end of such ninety- (90-) day period, notwithstanding any cure by Zogenix.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(iv) To the extent permitted by law, either Party may terminate this Agreement upon written notice to the other Party in the event of (A) the entry of an order for relief under the United States Bankruptcy Code (or any corresponding remedy under successor laws) against the other Party, (B) the filing of a petition by or against the other Party under any bankruptcy, insolvency, or similar law (which petition is not dismissed within sixty (60) days after filing), except Chapter 11 of the United States Bankruptcy Code or any successor statute that permits a corporation to continue its operation while protecting it from creditors, (C) the appointment of a receiver for the other Party’s business or property, or (D) the other Party’s making of a general assignment for the benefit of its creditors.

Section 8.3 Force Majeure

In the event of a material failure of a Party to perform any of its material obligations under this Agreement (including Zogenix’s supply obligations) by reason of a Force Majeure Event for a period of [***], (i) the other Party may terminate this Agreement upon written notice to the non-performing Party, or (ii) the other Party may have this Agreement continue in full force and effect without modification. No Party will be liable to the other for its inability to perform under this Agreement due to any such Force Majeure Event.

Section 8.4 Effect of Termination

(a) In the event of termination by Astellas of this Agreement pursuant to Section 8.2(a)(iv), which termination becomes effective in calendar year 2011, Astellas shall pay to Zogenix a termination fee of [***] and Zogenix shall have no obligation to pay to Astellas the Tail Payments. In the event of termination by Astellas of this Agreement pursuant to Section 8.2(a)(iv) effective in calendar year 2012, Astellas shall pay to Zogenix a termination fee of [***] and Zogenix shall be obligated to pay Astellas only the Tail Payment set forth in Section 7.8(a). For the avoidance of doubt, Zogenix shall have no obligation to pay to Astellas the Tail Payment set forth in Section 7.8(b).

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) In the event of termination by Astellas of this Agreement pursuant to Section 8.2(a)(vi), Zogenix shall pay to Astellas a royalty of [***] of all Net Sales in the Territory until such time as (i) if the notice of termination is provided at any time prior to or on the first anniversary of the Effective Date, Astellas has received an aggregate of [***] of royalty payments, or (ii) if the notice of termination is provided at any time after the first anniversary of the Effective Date and prior to or on the second anniversary of the Effective Date, Astellas has received an aggregate of [***] of royalty payments (such payments, the “Royalty Payments”). Royalty Payments due under this Section 8.4(b) shall be in lieu of the right to receive the Tail Payments as set forth in Section 7.8. If the notice of termination is provided after the second anniversary of the Effective Date, no royalty payments shall be due to Astellas pursuant to this Section 8.4(b) and, instead, Astellas shall be entitled to receive the Tail Payment set forth in Section 7.8(a), but not the Tail Payment set forth in Section 7.8(b).

(c) In the event of termination by Zogenix of this Agreement pursuant to Section 8.2(b), Zogenix shall have no obligation to pay to Astellas the Tail Payments.

(d) In the event of termination by Astellas of this Agreement pursuant to Section 8.2(c)(i) at any time prior to or on the first anniversary of the Effective Date, Zogenix shall refund to Astellas the milestone payments paid pursuant to Section 7.1(b) up to an amount not to exceed [***]. For clarity, if the notice of termination is provided pursuant to Section 8.2(c)(i) after the first anniversary of the Effective Date, no milestone payments shall be refunded pursuant to this Section 8.4(d) and, instead, Astellas shall be entitled to receive the Tail Payment set forth in Section 7.8(a), but not the Tail Payment set forth in Section 7.8(b).

(e) In all other circumstances of expiration or termination, no termination fee shall be owed to either Party and Astellas shall be entitled to receive the Tail Payments.

(f) In the event of termination by Astellas of this Agreement pursuant to Section 8.2(a)(iv) or by Zogenix pursuant to Section 8.2(b) or Section 8.2(c)(iii), Astellas shall reimburse Zogenix for its reasonable out-of-pocket costs and expenses incurred as a result of destruction of Promotional Materials containing the Astellas Trademark and the replacement of such Promotion Materials.

(g) Expiration or termination of this Agreement shall not relieve either Party of any obligations accruing prior to such expiration or termination. The following provisions of this Agreement by their terms continue after the expiration or termination of this Agreement: Sections 4.5(f), 4.6(e) (solely with respect to the first two sentences thereof), 4.8, 5.5 through 5.7 (with respect to Products distributed during the Term), 6.3(a) (solely with respect to Agreement Months), 6.5(d), 7.1(b)(v), 7.2 through 7.6 (solely with respect to costs and expenses incurred during the Term), 7.7 (solely based on Net Sales during the Term and related reconciliations), 7.8 through 7.11, 10.2 (solely, in the case of the second sentence, for the period set forth therein), 10.3(b) (solely with respect to Enforcement Actions pertaining to activities during the Term), and this Section 8.4, and Articles XI (as set forth therein), XII (solely to the extent set forth in Section 12.4), XIII, XIV, and XV. In addition, any other provisions required to interpret and enforce the Parties’ rights and obligations under this Agreement shall also survive, but only to the extent required for the full observation and performance of this Agreement.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(h) Expiration or termination of this Agreement shall be without prejudice to (i) any remedies which any Party may then or thereafter have hereunder or at law or in equity; (ii) a Party’s right to receive any payment accrued under the Agreement prior to the termination date but which became payable thereafter; and (iii) either Party’s right to obtain performance of any obligations provided for in this Agreement that survive termination by their terms or by a fair interpretation of this Agreement. Except as expressly set forth herein, the rights to terminate as set forth herein and the consequences of such termination shall be in addition to all other rights and remedies available under this Agreement, at law or in equity, or otherwise.

(i) Upon the expiration or termination of this Agreement pursuant to this Article VIII, each Party shall promptly destroy or delete all embodiments, whether printed or electronic, of the Proprietary Information of the other Party in its control or possession (or in the control or possession of its Affiliates, employees, officers, directors, agents, and contractors) (including, in the case of Astellas as the destroying Party, the Promotional Materials, and in the case of Zogenix as the destroying Party, all training materials provided by Astellas), and shall certify to the other Party as to such destruction and deletion. Notwithstanding the foregoing, the destroying Party may keep one copy of such Proprietary Information or materials, as applicable, for archival purposes, and such copies of the foregoing as are required to be kept by Legal Requirements or the Party’s internal compliance policies, consistently applied.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES

Section 9.1 Representations and Warranties of Zogenix

Zogenix hereby represents and warrants to Astellas as of the date hereof, and covenants to Astellas, as follows:

(a) Organization. Zogenix (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and (ii) has all necessary corporate power and corporate authority to own its properties and to conduct its business, as currently conducted.

(b) Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are within the corporate power of Zogenix, have been duly authorized by all necessary corporate proceedings of Zogenix, and this Agreement has been duly executed and delivered by Zogenix.

(c) No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not: (i) conflict with or result in a breach of any provision of Zogenix’s organizational documents; (ii) result in a material breach of any material agreement to which Zogenix is Party; (iii) result in a violation of any Order to which Zogenix is subject; (iv) require Zogenix to obtain any material approval or consent from any Governmental Authority or Third Party other than those consents and approvals which have been obtained prior to the date hereof; or (v) violate any Legal Requirement applicable to Zogenix in any material respect.

(d) Enforceability. This Agreement constitutes the valid and binding obligation of Zogenix, enforceable against Zogenix in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law).

(e) Zogenix Intellectual Property. To the knowledge of Zogenix, the manufacture and importation of the Product and the Promotion and sale of the Product in the Territory in accordance with this Agreement will not infringe any patents, Trademarks or other intellectual property rights of any Third Party; provided that Zogenix makes no representation as to the Astellas Trademarks. Zogenix has not received any written claim or demand from any Third Party alleging that any infringement, violation, or misappropriation of such Third Party’s intellectual property rights has occurred as a result of or in connection with the manufacture, use, offer for sale, sale or importation of the Product in the Territory. Zogenix is not aware of any actual, alleged, or threatened infringement, violation, or misappropriation by a Third Party of any Zogenix intellectual property rights covering the Product or its manufacture, use, or sale. Zogenix has not received any written claim or demand from any Third Party alleging invalidity or unenforceability of any patents or patent applications owned or otherwise Controlled by Zogenix covering the Product or its manufacture, use, or sale.

(f) Litigation. There is no litigation, arbitration proceeding, governmental investigation, action, or claims of any kind, pending or, to the knowledge of Zogenix, threatened, by or against Zogenix or any of its Affiliates relating to the Product or its manufacture, use, or sale that would reasonably be expected to materially affect Zogenix’s or Astellas’s ability to perform its obligations hereunder.

(g) Documentation and Diligence.

(i) Zogenix has made available to Astellas (A) the NDA; (B) any clinical and non-clinical data and reports, medical information, and regulatory documentation not otherwise included in the NDA with respect to safety and efficacy of the Product, in each case known to Zogenix as of the Effective Date; and (C) any material non-public market research, agreements, and other documentation related to the Product in Zogenix’s possession, in the case of clause (C), that have been requested by Astellas in writing prior to July 24, 2009 (subject to limitations imposed by Third Party confidentiality agreements), and in each case, ((A), (B) and (C)), all such copies, documents, and information were true, complete, and correct as of the date of delivery by Zogenix to Astellas.

(ii) Zogenix has provided Astellas with (A) any information with respect to the manufacture of the Product or any of its Components that has been requested by Astellas in writing prior to July 24, 2009; (B) any other information with respect to the manufacture of the Product or any of its Components that would reasonably be expected to materially and adversely affect the manufacture of the Product or any of its Components or the supply of Product in accordance with the terms of this Agreement; and (C) any information relating to the manufacture of the Product or any of its Components that would reasonably be expected to result in a delay in the Launch of the Product until or after April 1, 2010, and in each case, ((A), (B) and (C)), all such information was true, complete, and correct as of the date of delivery by Zogenix to Astellas.

(iii) Except to the extent made available or provided to Astellas by Zogenix prior to July 24, 2009, as of the Effective Date, there is no information known to Zogenix that would reasonably be expected to materially and adversely affect the commercialization of the Product in the Territory as contemplated in this Agreement, including by delaying the Launch of the Product after April 1, 2010.

(h) Generic Drug Act. Pursuant to the Generic Drug Enforcement Act of 1992, 21 U.S.C. § 335a, as may be amended or supplemented (the “Generic Drug Act”),

(i) none of Zogenix, its Affiliates, or, to the knowledge of Zogenix, any Person under its direction or control is currently debarred by the FDA under the Generic Drug Act;

(ii) none of Zogenix, its Affiliates, or, to the knowledge of Zogenix, any Person under its direction or control is currently using or will use in any capacity in connection with the Product any Person that is debarred by FDA under the Generic Drug Act; and

(iii) there have been no convictions of Zogenix, its Affiliates, or, to the knowledge of Zogenix, any Person under its direction or control for any of the types of crimes set forth in the Generic Drug Act within the five years prior to the Effective Date.

(i) Legal Requirements. None of Zogenix, its Affiliates, or, to the knowledge of Zogenix, any Person under its direction or control is currently or has been excluded from a federal or state health care program under Sections 1128 or 1156 of the Social Security Act, 42 U.S.C. §§ 1320a-7, 1320c-5 as may be amended or supplemented. None of Zogenix, its Affiliates, or, to the knowledge of Zogenix, any Person under its direction or control is otherwise currently excluded or has otherwise been excluded from contracting with the federal government. None of Zogenix, its Affiliates, or, to the knowledge of Zogenix, any Person under its direction or control is otherwise currently or has otherwise been excluded, suspended, or debarred from any federal or state program. Zogenix shall immediately notify Astellas if, at any time during the Term, (x) Zogenix or its Affiliates is convicted of an offense that would subject Zogenix or Astellas to exclusion, suspension, or debarment from any federal or state program, or (y) Zogenix becomes aware that any Person under the direction or control of Zogenix or its Affiliates is convicted of an offense that would subject Zogenix or Astellas to exclusion, suspension, or debarment from any federal or state program.

Section 9.2 Representations and Warranties of Astellas

Astellas hereby represents and warrants to Zogenix as of the date hereof, and covenants to Zogenix, as follows:

(a) Organization. Astellas (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and (ii) has all necessary corporate power and corporate authority to own its properties and to conduct its business, as currently conducted.

(b) Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are within the corporate power of Astellas, have been duly authorized by all necessary corporate proceedings of Astellas, and this Agreement has been duly executed and delivered by Astellas.

(c) No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not: (i) conflict with or result in a breach of any provision of Astellas’s organizational documents; (ii) result in a material breach of any material agreement to which Astellas is Party; (iii) result in a violation of any Order to which Astellas is subject; (iv) require Astellas to obtain any material approval or consent from any Governmental Authority or Third Party other than those consents and approvals which have been obtained prior to the date hereof; or (v) violate any Legal Requirement applicable to Astellas in any material respect.

(d) Enforceability. This Agreement constitutes the valid and binding obligation of Astellas, enforceable against Astellas in accordance with its terms, subject to bankruptcy reorganization, insolvency, and other similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law).

(e) Astellas Trademarks. To the knowledge of Astellas, the use of the Astellas Trademarks in accordance with this Agreement will not infringe any trademarks or other intellectual property rights of any Third Party.

(f) Litigation. There is no litigation, arbitration proceeding, governmental investigation, action, or claims of any kind, pending or, to the knowledge of Astellas, threatened, by or against Astellas or any of its Affiliates that would reasonably be expected to materially affect Astellas’s ability to perform its obligations hereunder.

(g) Generic Drug Act. Pursuant to the Generic Drug Act,

(i) none of Astellas, its Affiliates, or, to the knowledge of Astellas, any Person under its direction or control is currently debarred by the FDA under the Generic Drug Act;

(ii) none of Astellas, its Affiliates, or, to the knowledge of Astellas, any Person under its direction or control is currently using or will use in any capacity in connection with the Product any Person that is debarred by FDA under the Generic Drug Act; and

(iii) there have been no convictions of Astellas, its Affiliates, or, to the knowledge of Astellas, any Person under its direction or control for any of the types of crimes set forth in the Generic Drug Act within the five years prior to the Effective Date.

(h) Legal Requirements. None of Astellas, its Affiliates, or, to the knowledge of Astellas, any Person under its direction or control is currently excluded or has been from a federal or state health care program under Sections 1128 or 1156 of the Social Security Act, 42 U.S.C. §§ 1320a-7, 1320c-5 as may be amended or supplemented. None of Astellas, its Affiliates, or, to the knowledge of Astellas, any Person under its direction or control is otherwise currently excluded or has otherwise been excluded from contracting with the federal government. None of Astellas, its Affiliates, or, to the knowledge of Astellas, any Person under its direction or control is otherwise currently or has otherwise been excluded, suspended, or debarred from any federal or state program. Astellas shall immediately notify Zogenix if, at any time during the Term, (x) Astellas or its Affiliates is convicted of an offense that would subject Astellas or Zogenix to exclusion, suspension, or debarment from any federal or state program, or (y) Astellas becomes aware that any Person under the direction or control of Astellas or its Affiliates is convicted of an offense that would subject Astellas or Zogenix to exclusion, suspension, or debarment from any federal or state program.

Section 9.3 Product Warranty

Zogenix warrants to Astellas that:

(a) at the time of delivery of all Product (excluding Samples delivered to Astellas hereunder) by or on behalf of Zogenix to a Third Party (including any delivery to a 3PL or any delivery by a 3PL on behalf of Zogenix to a wholesaler, other distributor, or retailer), (i) such Product will be in conformity with the applicable specifications therefor and the NDA; (ii) such Product will have been manufactured in compliance with cGMP, all other applicable Legal Requirements, and this Agreement; (iii) such Product will have been manufactured in facilities that are in compliance with all applicable Legal Requirements at the time of such manufacture (including applicable inspection requirements of FDA and other Governmental Authorities); (iv) such Product will not be adulterated or misbranded under the Act; (v) such Product may be introduced into interstate commerce pursuant to the Act; and (vi) the expiration date of such Product shall be no earlier than twelve (12) months after the date of delivery thereof.

(b) at the time of delivery of all Samples to Astellas hereunder, (i) such Samples will be in conformity with the applicable specifications therefor and the NDA; (ii) such Samples will have been manufactured in compliance with cGMP, all other applicable Legal Requirements, and this Agreement; (iii) such Samples will have been manufactured in facilities that are in compliance with all applicable Legal Requirements at the time of such manufacture (including applicable inspection requirements of FDA and other Governmental Authorities); (iv) such Samples will not be adulterated or misbranded under the Act; (v) such Samples may be introduced into interstate commerce pursuant to the Act; and (vi) the expiration date of such Samples shall be no earlier than [***] after the date of delivery thereof (or such other number of months as may be determined by the unanimous decision of the JSC (and for clarity, any dispute with respect to such number of months may not be escalated pursuant to Section 3.7)).

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 9.4 Zogenix Disclaimer

EXCEPT AS EXPRESSLY PROVIDED HEREIN, ZOGENIX DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO THE PRODUCT, INCLUDING ANY WARRANTY OF MERCHANTABILITY, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTY OF NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

Section 9.5 Astellas Disclaimer

EXCEPT AS EXPRESSLY PROVIDED HEREIN, ASTELLAS DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTY OF NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

ARTICLE X

INTELLECTUAL PROPERTY MATTERS

Section 10.1 Intellectual Property Prosecution and Maintenance

Zogenix shall, at its own expense, use commercially reasonable efforts to prosecute and maintain all Zogenix intellectual property in the Territory (including patents, the Zogenix Trademarks and any copyrights associated with the Promotional Materials) related to the Product or its manufacture, use, or sale. Zogenix shall keep Astellas promptly informed regarding the ongoing prosecution and maintenance of Zogenix patents to the extent they relate to the Product or its manufacture, use, or sale, including all office actions and notices of allowance. In addition, Zogenix shall keep Astellas reasonably informed regarding material developments relating to the prosecution, maintenance, or enforcement of Zogenix’s intellectual property rights related to the Product or its manufacture, use, or sale outside the Territory that could reasonably be expected to have a material impact on Zogenix’s intellectual property rights related to the Product or its manufacture, use, or sale in the Territory.

Section 10.2 Ownership

Zogenix shall own all intellectual property rights in and to the regulatory and clinical data (but not commercial data generated in the course of performance hereunder) or other inventions and improvements related to the Product, including any such inventions and improvements related to the “DosePro” delivery device incorporated into the Product, in each case conceived or reduced to practice by either Party pursuant to this Agreement. In addition, during the Term and for a period of two (2) years thereafter, Astellas shall not file, without Zogenix’s prior written consent, any patent application relating to the Product or its manufacture, use, or sale. Each Party shall own all intellectual property rights with respect to commercial data generated by or on behalf of it in the course of performance hereunder.

Section 10.3 Infringement

(a) If either Party shall learn of a claim or assertion that the manufacture, use, or sale of the Product in the Territory infringes or otherwise violates the intellectual property rights of any Third Party or that any Third Party violates the intellectual property rights owned or Controlled by (i) Zogenix in the Product or the Zogenix Trademarks in the Territory or (ii) Astellas in the Astellas Trademarks, then the Party becoming so informed shall promptly, but in all events within fifteen (15) days thereof, notify the other Party to this Agreement of the claim or assertion. In the event Zogenix receives a notice under Paragraph IV of the U.S. Federal Drug Price Competition and Patent Term Restoration Act of 1984, as amended, also known as the Hatch-Waxman Act, with respect to the Product, Zogenix shall provide Astellas with written notice of such Paragraph IV notice within two (2) business days (each, a “Paragraph IV Notice”).

(b) In the event of any infringement of Zogenix patent rights related to the Product or its manufacture, use, or sale, or the Zogenix Trademarks in the Territory, which infringement involves a product that could or does compete with the Product or could adversely affect the Parties’ interests in the Product under this Agreement, Zogenix shall, in its sole discretion, after considering the advice and comments of Astellas, determine to take the appropriate legal action (an “Enforcement Action”), if any. In the event such an Enforcement Action is initiated, Zogenix shall use commercially reasonable efforts to prosecute such matter. At Zogenix’s reasonable request, Astellas shall cooperate fully with Zogenix with respect to any such Enforcement Action, and Zogenix shall reimburse Astellas for its reasonable out-of-pocket expenses incurred in providing such cooperation. Astellas may be represented by counsel of its own selection at its own expense in any such Enforcement Action, but Zogenix shall have the right to control the suit or proceeding. Any recovery received as a result of any Enforcement Action [***] and any amounts remaining thereafter allocable as compensation for lost sales or profits of the Product shall be shared between the Parties [***] to Astellas and [***] to Zogenix.

(c) In the event of an Enforcement Action by Astellas with respect to any Astellas Trademark, at Astellas’s reasonable request, Zogenix shall cooperate fully with Astellas with respect to any such Enforcement Action, and Astellas shall reimburse Zogenix for its reasonable out-of-pocket expenses incurred in providing such cooperation.

ARTICLE XI

INDEMNIFICATION; LIMITS ON LIABILITY

Section 11.1 Indemnification

(a) Each Party (each, an “Indemnifying Party”) shall defend, at its own expense, indemnify, and hold harmless the other Party (the “Indemnified Party”) and its Affiliates, and its and their respective directors, officers, employees, agents, Sales Representatives, and other representatives (collectively, the “Indemnified Persons” of the Indemnified Party), from and against any and all damages, liabilities, losses, costs, and expenses, including reasonable attorneys’ fees (“Losses”) arising out of any Third Party claim, suit or proceeding (“Claim”) brought against the Indemnified Party or its Indemnified Persons to the extent such Claim arises out of or relates to (i) any breach or violation by the Indemnifying Party of, or failure to perform by the Indemnifying Party of, any representation, warranty, covenant, or other obligation in this Agreement, unless waived in writing by the Indemnified Party; (ii) the negligence or willful misconduct of the Indemnifying Party or any of its Indemnified Persons or its Third Party contractors (including Third Party manufacturers or suppliers); (iii) any violation of applicable Legal Requirements by the Indemnifying Party or any of its Indemnified Persons or its Third Party contractors (including Third Party manufacturers or suppliers); or (iv) any actions of the Indemnifying Party’s Sales Force or scientific liaisons, including any false or misleading representations to Professionals, customers, or others regarding the Indemnified Party or the Product; excluding, in each case, ((i), (ii), (iii) and (iv)), any Loss for which the Indemnified Party has an obligation to indemnify the Indemnifying Party or its Indemnified Persons pursuant to this Section 11.1, as to which Loss each Party shall indemnify the other to the extent of their respective liability for such Loss.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) In addition, Zogenix shall defend, at its own expense, indemnify, and hold harmless Astellas and its Indemnified Persons, from and against Losses arising out of Claims brought against Astellas or its Indemnified Persons to the extent such Claim arises out of or relates to (i) any claim made by any Person that the manufacture, use, or sale of the Product infringes or misappropriates the patent, Trademark, or other intellectual property rights of such Person, except with respect to any claim relating to the Astellas Trademarks; (ii) any claim for products liability with respect to the Product, except to the extent liability is caused by a breach by Astellas of Section 4.1 (as to which Loss each Party shall indemnify the other to the extent of their respective liability for such Loss); (iii) without limitation of clause (ii), any claim based on death, personal injury, or property damage arising out of the manufacture of the Product by or on behalf of Zogenix (including such manufacture of supply by Third Party manufacturers or suppliers), except to the extent liability is caused by a breach by Astellas of Section 4.1 (as to which Loss each Party shall indemnify the other to the extent of their respective liability for such Loss); (iv) any decision taken hereunder with respect to which Zogenix or its officers or representatives had final decision-making authority, including those disputes over the determination of WAC or the amount of Selected Deductions, which disputes are to be resolved pursuant to Section 3.7, and certain disputes arising out of matters within the jurisdiction of the JPRC, which disputes are to be resolved pursuant to Section 3.7(b); or (v) Zogenix’s use of the Astellas Compliance Materials or Astellas’s training materials.

(c) The Indemnified Party shall promptly notify the Indemnifying Party in writing of any Claim and shall give the Indemnifying Party full information and assistance in connection therewith. The Indemnifying Party’s obligation to defend, indemnify, and hold harmless any Indemnified Person shall be reduced to the extent the Indemnified Party’s delay in providing notification pursuant to the previous sentence results in prejudice to the Indemnifying Party. The Indemnifying Party shall have the sole right to control the defense and the sole right to settle or compromise the Claim, except that the prior written consent of the Indemnified Party shall be required in connection with any settlement or compromise that could (i) place any obligation on or require any action on the part of the Indemnified Party or its Indemnified Persons, or (ii) admit or imply any liability or wrongdoing on the part of the Indemnified Party or its Indemnified Persons. Notwithstanding the foregoing, the Indemnified Party may participate in such defense through counsel of its choice, but the cost of such counsel shall be borne solely by the Indemnified Party.

Section 11.2 Consequential Damages

NEITHER ASTELLAS NOR ZOGENIX, NOR THEIR RESPECTIVE AFFILIATES, NOR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS (OR THE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS OF THEIR AFFILIATES) SHALL HAVE ANY LIABILITY TO THE OTHER PARTY (OR TO THE OTHER PARTY’S AFFILIATES OR ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS) FOR ANY PUNITIVE DAMAGES, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES, RELATING TO OR ARISING FROM THIS AGREEMENT, EVEN IF SUCH DAMAGES MAY HAVE BEEN FORESEEABLE; PROVIDED THAT SUCH LIMITATION SHALL NOT APPLY (A) IN THE CASE OF EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 11.1, OR (B) IN THE CASE OF FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.

ARTICLE XII

CONFIDENTIALITY AND PUBLICITY

Section 12.1 Proprietary Information

A Party receiving Proprietary Information from the other, directly or indirectly, will treat such Proprietary Information as confidential, will use such Proprietary Information only for the purposes of this Agreement, and will not disclose, and will take all reasonable precautions to prevent the disclosure of, such Proprietary Information to (a) any of its Affiliates or its or their officers, directors, managers, equity holders, employees, agents, representatives, or consultants, except those who reasonably need to know such Proprietary Information in order for such Party to exercise its rights or fulfill its obligations under this Agreement and who are bound by a like obligation of confidentiality or (b) to Third Parties.

Section 12.2 Disclosures Required by Law

If a Party that is the recipient of Proprietary Information of the other Party is required under applicable Legal Requirements to disclose such Proprietary Information (a) to any Governmental Authority to obtain any Regulatory Approval for the Product, (b) in connection with bona fide legal process (including in connection with any bona fide dispute hereunder) or (c) under the rules of the securities exchange upon which its securities are traded, then the recipient Party may do so only if (i) it limits disclosure of the Proprietary Information only to that information required to be disclosed, (ii) it limits disclosure to that purpose, and (iii) except in the case of clause (b) in circumstances involving a bona fide dispute hereunder, it gives the disclosing Party, if practicable under the circumstances, prompt written notice of any instance of such a requirement in reasonable time for the disclosing Party to attempt to object to or to limit such disclosure. With respect to disclosures required under applicable Legal Requirements, the recipient Party shall cooperate with the disclosing Party as reasonably requested thereby, consistent with such Legal Requirements.

Section 12.3 Publicity

The Parties have agreed upon the form and content of a joint press release to be issued by the Parties promptly following the execution of this Agreement. Once such press release or any other written statement is approved for disclosure by both Parties, either Party may make subsequent public disclosure of the contents of such statement (if such contents remain accurate and not misleading) without the further approval of the other Party. Any other publicity, news release, public comment or other public announcement, whether to the press, to stockholders, or otherwise, relating to this Agreement, including activities conducted hereunder, shall first be reviewed and approved by both Parties, except no such approval shall be required for such publicity, news release, public comment or other public announcement which, in accordance with the advice of legal counsel to the Party making such disclosure, is required by law or for appropriate market disclosure. Notwithstanding the foregoing, each Party shall be entitled to refer publicly to the relationship of the Parties reflected in this Agreement (i.e., Zogenix as the developer of the Product and Astellas as the co-promoter of the Product in the Territory) in a manner that is consistent with the joint press release issued by the Parties. For clarity, any Party making any announcement which is required by law will, unless prohibited by law, give the other Party an opportunity to review the form and content of such announcement and comment before it is made. The Parties shall work together to coordinate filings with governmental agencies, including the United States Securities and Exchange Commission, as to the contents and existence of this Agreement as the Parties shall reasonably deem necessary or appropriate, and each Party shall provide the other Party an opportunity to comment on any proposed filings, including redactions proposed thereto.

Section 12.4 Survival

The provisions of this Article XII shall survive termination of this Agreement and shall remain in effect until a date [***] after the expiration or termination of this Agreement.

ARTICLE XIII

NOTICES

Section 13.1 Notices

Subject to Section 3.6(e) (governing certain communications relating to the day-to-day business of a Committee), all notices required or permitted hereunder shall be given in writing and sent by facsimile transmission (with a copy sent by first-class mail), mailed postage prepaid by certified or registered mail (return receipt requested), sent by a nationally recognized express courier service, or hand-delivered at the addresses below:

If to Zogenix:

Zogenix, Inc.

12671 High Bluff Drive

Suite 200

San Diego, CA 92130

Attention: General Counsel

Fax No: (858) 259-1166

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

With a copy to (which shall not constitute notice hereunder):

Latham & Watkins LLP

12636 High Bluff Drive

Suite 400

San Diego, CA 92130

Attention: Faye H. Russell

Fax No: (858) 523-5450

If to Astellas:

Astellas Pharma US, Inc.

Three Parkway North

Deerfield, IL 60015

Attention: Senior Vice President, Marketing and Sales

Fax No: (847) 317-7297

With a copy to (which shall not constitute notice hereunder):

Astellas US LLC

Three Parkway North

Deerfield, IL 60015

Attention: Senior Vice President, General Counsel and Secretary

Fax No: (847) 317-7288

All notices shall be deemed made upon receipt by the addressee as evidenced by the applicable written receipt.

ARTICLE XIV

INSURANCE

Section 14.1 Insurance

(a) During the Term and for a period of ten (10) years after any expiration or termination of this Agreement, each Party shall obtain and maintain at its own expense from an insurance company rated A(XIII) or better by A.M. Best or an equivalent rating from Standard & Poor’s (i) a commercial general liability insurance policy or policies with minimum limits of [***] and [***] on an annual basis, and (ii) a product liability insurance policy or policies with minimum limits of [***] and [***] on an annual basis. Such policies shall include protection against claims, demands, and causes of action arising out of any defects or failure to perform, alleged or otherwise, of the Product or any material used in connection therewith or any use thereof. Notwithstanding the foregoing, either Party may satisfy its obligations under this Section 14.1, in whole or in part, through a program of self-insurance; provided that (x) any such program of self-insurance shall be established through a captive insurance company duly established and properly maintained under the laws of the jurisdiction of formation, and (y) at the request of the other Party, such Party shall provide reasonably satisfactory evidence of its compliance with clause (x).

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) Each Party shall furnish within thirty (30) Business Days after the Effective Date, and upon each policy renewal thereafter or at the request of the other Party, a certificate of insurance evidencing that such insurance is in effect. Each Party will provide the other Party thirty (30) days’ prior written notice of cancellation, non-renewal, or material change in the insurance required by this Agreement. Neither Party’s liability to the other is in any way limited to the extent of its insurance coverage.

ARTICLE XV

MISCELLANEOUS

Section 15.1 Arbitration

Any dispute which has not been resolved as set forth in Section 3.7 or any other dispute arising between the Parties hereunder shall be settled by binding arbitration in accordance with the Judicial Arbitration and Mediation Services (“JAMS”) Comprehensive Arbitration Rules and Procedures, as such rules may be modified by this Section 15.1 or by agreement of the Parties. The Parties shall mutually select a single independent, conflict-free arbitrator, who shall have sufficient background and experience to resolve the matter in dispute. If the Parties are unable to reach agreement on the selection of the arbitrator within [***] after submission to arbitration, then either or both Parties shall immediately request JAMS to select an arbitrator with the requisite background, experience and expertise. Notwithstanding the applicable JAMS rules, (i) the arbitrator shall resolve the dispute as expeditiously as reasonably possible, and in any event no later than [***] following referral of the dispute to the arbitrator (or, in the case of disputes relating to Volume Forecasts referred pursuant to Section 6.2(f), no later than [***] following such referral); and (ii) the arbitrator shall resolve the dispute in a manner that is fair and reasonable to the Parties in light of the totality of the circumstances and the terms of this Agreement. The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English. Either Party may apply to the arbitrator for interim injunctive relief or may seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending resolution of the matter pursuant to this Section 15.1. The Parties shall have the right to be represented by counsel. Any judgment or award rendered by the arbitrator shall be final and binding on the Parties, and shall be governed by the terms and conditions hereof, including the limitation on damages set forth in Section 11.2. The Parties agree that such a judgment or award may be enforced in any court of competent jurisdiction. The statute of limitations of the State of New York applicable to the commencement of a lawsuit shall apply to the commencement of arbitration under this Section 15.1. Each Party shall bear its own costs and expenses and attorneys’ fees, and, unless otherwise agreed by the Parties or determined by the arbitrator, the Party that does not prevail in the arbitration proceeding shall pay the arbitrator’s fees and any administrative fees of arbitration; provided that it is the intent of the Parties with respect to any dispute relating to Volume Forecasts referred to the arbitrator pursuant to Section 6.2(f) that the arbitrator shall award to the prevailing party its costs, expenses, and attorneys’ fees (in addition to the arbitrator’s fees and the administrative fees of arbitration). All proceedings and decisions of the arbitrator(s) shall be deemed Proprietary Information of each of the Parties, and shall be subject to Article XII. For the avoidance of doubt, disputes arising on issues within the jurisdiction of a Committee shall be resolved in accordance with the procedures set forth in Section 3.7.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 15.2 Headings

The titles, headings or captions and paragraphs in this Agreement are for convenience only and do not define, limit, extend, explain, or describe the scope or extent of this Agreement or any of its terms or conditions and therefore shall not be considered in the interpretation, construction, or application of this Agreement.

Section 15.3 Severability

In the event that any of the provisions or a portion of any provision of this Agreement is held to be invalid, illegal, or unenforceable by a court of competent jurisdiction or a Governmental Authority, such provision or portion thereof will be construed and enforced as if it had been narrowly drawn so as not to be invalid, illegal, or unenforceable, and the validity, legality, and enforceability of the enforceable portion of any such provision and the remaining provisions will not be adversely affected thereby.

Section 15.4 Entire Agreement

This Agreement, together with the schedules and exhibits hereto, the Initial Commercial Plan, the Initial Base Brand A&P Budget, and the test plan referred to in Section 7.1(b)(ii), all of which are incorporated by reference, contains all of the terms agreed to by the Parties regarding the subject matter hereof and supersedes any prior agreements, understandings, or arrangements between them, whether oral or in writing. For the avoidance of doubt, (a) that certain Letter Agreement between the Parties dated June 25, 2009, as amended (the “Letter Agreement”), remains in full force and effect through the Exclusivity Period (as defined in the Letter Agreement), but solely with respect to Section 3 (“Exclusivity Related to Hydrocodone CR”) and other Sections of the Letter Agreement to the extent relating to a potential Hydrocodone Transaction (as defined in the Letter Agreement), and the negotiations and discussions related thereto; and (b) the Confidentiality Agreement remains in full force and effect with respect to negotiations and discussions related to a potential Hydrocodone Transaction, but is superseded with respect to the subject matter hereof.

Section 15.5 Amendments

This Agreement may not be amended, modified, altered, or supplemented except by means of a written agreement or other instrument executed by both of the Parties hereto. No course of conduct or dealing between the Parties will act as a modification or waiver of any provisions of this Agreement.

Section 15.6 Counterparts

This Agreement may be executed in any number of counterparts, each of which will be deemed an original as against the Party whose signature appears thereon, but all of which taken together will constitute but one and the same instrument.

Section 15.7 Waiver

The failure of either Party to enforce or to exercise, at any time or for any period of time, any term of or any right arising pursuant to this Agreement does not constitute, and will not be construed as, a waiver of such term or right, and will in no way affect that Party’s right later to enforce or exercise such term or right.

Section 15.8 Force Majeure

(a) In the event of any failure or delay in the performance by a Party of any obligation under this Agreement due to events beyond the reasonable control of such Party (such as, for example, fire, explosion, strike, inability to obtain transportation, fuel, or power, accident, act of God, declared or undeclared wars, or acts of terrorism) (a “Force Majeure Event”), then such Party shall have such additional time to perform as shall be reasonably necessary under the circumstances. For clarity, a Force Majeure Event shall not include a failure to commit sufficient resources, financial or otherwise, to the performance of obligations under this Agreement or general market or economic conditions not accompanied by circumstances described in the first sentence of this Section 15.8(a). In the event of such failure or delay, the affected Party will use its diligent efforts, consistent with sound business judgment and to the extent permitted by Legal Requirements, to correct and mitigate such failure or delay as expeditiously as possible. In the event that a Party is unable to perform by a reason described in this Section 15.8, its obligation to perform under the affected provision of this Agreement shall be suspended during such time of nonperformance.

(b) Neither Party shall be liable hereunder to the other Party nor shall be in breach for failure to perform its obligations caused by a Force Majeure Event except as otherwise set forth in this Agreement. In the case of any such Force Majeure Event, the affected Party shall promptly, but in no event later than [***] after its occurrence, notify the other Party stating the nature of the condition, its anticipated duration, and any action being taken to avoid or minimize its effect. Furthermore, the affected Party shall keep the other Party informed of the efforts to resume performance. After [***] of such inability to perform, the Parties shall meet and discuss in good faith how to proceed. In the event that the affected Party is prevented from performing its obligations pursuant to this Section 15.8 for a period of [***] (which period of time shall include the [***] following which the Parties are to meet pursuant to the previous sentence), the other Party shall have the right to terminate this Agreement pursuant to the provisions of Sections 8.3.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 15.9 Successors and Assigns

Subject to Section 15.10, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns permitted under this Agreement.

Section 15.10 Assignment

(a) This Agreement and the rights granted herein shall not be assignable (or otherwise transferred) by either Party hereto without the prior written consent of the other Party. Any attempted assignment without consent shall be void. Notwithstanding the foregoing, a Party may transfer, assign or delegate its rights and obligations under this Agreement without consent to (i) an Affiliate reasonably capable of performing such Party’s obligations under this Agreement, or (ii) a successor to all or substantially all of its business or assets of the assigning Party to which this Agreement relates, whether by sale, merger, consolidation, acquisition, transfer, operation of law or otherwise. [***]. For the avoidance of doubt, prior to or following any such assignment in connection with a Zogenix Change of Control, Astellas shall have the right to terminate this Agreement pursuant to and in accordance with Section 8.2(a)(v).

(b) In connection with (i) any assignment pursuant to this Section 15.10 of this Agreement or any of the rights granted herein, or (ii) with any subcontract permitted hereunder, the assignor or Party subcontracting shall ensure that the assignee or subcontractor represents and warrants the matters set forth (x) in Sections 9.1(h) and 9.1(i) (in substantially the same form as set forth in Sections 9.1(h) and 9.1(i)) where Zogenix (or one of its successors or assigns) is the assignor or subcontracting Party, or (y) in Sections 9.2(g) and 9.2(h) (in substantially the same form as set forth in Sections 9.2(g) and 9.2(h)), where Astellas (or one of its successors or assigns) is the assignor or subcontracting Party. Neither Party shall engage any Third Party appearing on the FDA’s debarment list or the list of excluded individuals/entities of the Office of Inspector General of the Department of Health and Human Services to perform, or assist such Party in the performance of, its obligations under this Agreement, and each Party shall review each such list prior to so engaging any Third Party.

Section 15.11 Construction

The Parties acknowledge and agree that: (a) each Party and its representatives have reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; and (b) the terms and provisions of this Agreement will be construed fairly as to each Party hereto and not in favor of or against either Party regardless of which Party was generally responsible for the preparation or drafting of this Agreement. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article,” “Section,” “Exhibit,” “Schedule,” or “clause” refer to the specified Article, Section, Exhibit, Schedule, or clause of this Agreement; (v) “or” means “and/or;” and (vi) the term “including” or “includes” means “including without limitation” or “includes without limitation.” Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 15.12 Governing Law

This Agreement will be construed under and in accordance with, and governed in all respects by, the laws of the State of New York, without regard to its conflicts of law principles.

Section 15.13 Equitable Relief

Each Party acknowledges that a breach by it of its obligations under Sections 2.3, 2.4, and 2.6, and Article XII may not reasonably or adequately be compensated in damages in an action at law, and that such a breach may cause the other Party irreparable injury and damage. By reason thereof, each Party agrees that the other Party is entitled to seek, in addition to any other remedies it may have under this Agreement or otherwise, preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of such Sections and Articles of this Agreement by the other Party; provided, however, that no specification in this Agreement of a specific legal or equitable remedy will be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach. Each Party agrees that the existence of any claim, demand, or cause of action of it against the other Party, whether predicated upon this Agreement, or otherwise, will not constitute a defense to the enforcement by the other Party, or its successors or assigns, of the covenants contained in this Agreement.

Section 15.14 Relationship Between Parties

The Parties hereto are acting and performing as independent contractors, and nothing in this Agreement creates the relationship of partnership, joint venture, sales agency, or principal and agent. Neither Party is the agent of the other, and neither Party may hold itself out as such to any other Person. All financial obligations associated with each Party’s business will be the sole responsibility of such Party.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in duplicate on the day and year first above written.

ZOGENIX, INC.

/s/ Roger Hawley
By:	Roger Hawley
Its:	CEO

ASTELLAS PHARMA US, INC.

/s/ Seigo Kashii
By:	Seigo Kashii
Its:	President and CEO

Schedule 1.19

Primary Specialty Classifications of Professionals in the Astellas Segment

[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule

Post-Effective Date Expenses

Expenses	Allocation
[***]	Each Party to pay [***] of the costs and expenses of the study [***].
[***]	Each Party to pay [***] of the costs and expenses of the work[***].

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule

Primary Specialty Classifications of Neurologist Professionals in the Zogenix Segment

N	[***]
CN	[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.